iv
BOS-BUS:347608.7







                  REVOLVING CREDIT AGREEMENT


                 dated as of January 22, 1997


                         by and among


            MILLIPORE CORPORATION (the "Borrower")


                              and


          THE FIRST NATIONAL BANK OF BOSTON ("FNBB"),
                  ABN AMRO BANK N.V. ("ABN"),
       and the other financial institutions which become
                   a party to this agreement
                  (Collectively, the "Banks")


                              and


               FNBB, as the Administrative Agent
               (the "Administrative Agent") and
                ABN, as the Documentation Agent
                  (the "Documentation Agent")
                 (Collectively, the "Agents")





1.  DEFINITIONS AND RULES OF INTERPRETATION.            1
     1.1.  Definitions.                                 1
     1.2.  Rules of Interpretation.                     14
2.  THE SYNDICATED FACILITY.                            15
     2.1.  Commitment to Lend Syndicated Loans.         15
     2.2.  Facility Fee.                                15
     2.3.  Reduction of Total Commitment; Increase of
     Total Commitment.                                   16
     2.4.  The Syndicated Notes.                        16
     2.5.  Interest on Syndicated Loans.                17
     2.6.  Requests for Syndicated Loans.               17
     2.7.  Election of Eurodollar Rate; Notice of
     Election; Interest Periods; Minimum Amounts.        18
     2.8.  Funds for Syndicated Credit Loans.           19
     2.9.  Maturity of the Syndicated Loans and
     Reimbursement Obligations.                          20
     2.10.  Optional Prepayments or Repayments of
     Syndicated Loans.                                   20
3.  LETTERS OF CREDIT.                                  20
     3.1.  Letter of Credit Commitments.                20
     3.2.  Reimbursement Obligation of the Borrower.    21
     3.3.  Obligations Absolute.                        22
     3.4.  Reliance by the Administrative Agent.        22
     3.5.  Letter of Credit Fee.                        23
4.  COMPETITIVE BID LOANS.                              23
     4.1.  The Competitive Bid Option.                  23
     4.2.  Competitive Bid Notes.                       23
     4.3.  Competitive Bid Quote Request; Invitation for
     Competitive Bid Quotes.                             24
     4.4.  Alternative Manner of Procedure.             25
     4.5.  Submission and Contents of Competitive Bid
     Quotes.                                             25
     4.6.  Notice to Borrower.                          27
     4.7.  Acceptance and Notice by Borrower and
     Administrative Agent.                               27
     4.8.  Allocation by Administrative Agent.          28
     4.9.  Funding of Competitive Bid Loans.            28
     4.10.  Funding Losses.                             28
     4.11.  Repayment of Competitive Bid Loans;
     Interest.                                           29
5.  Provisions Relating to All Loans and letters of
credit.                                                  29
     5.1.  Payments.                                    29
     5.2.  Mandatory Repayments of the Loans.           32
     5.3.  Computations.                                32
     5.4.  Illegality; Inability to Determine Eurodollar
     Rate.                                               32
     5.5.  Additional Costs, Etc.                       33
     5.6.  Capital Adequacy.                            35
     5.7.  Certificate.                                 35
     5.8.  Eurodollar and Competitive Bid Indemnity.    35
     5.9.  Interest on Overdue Amounts.                 36
     5.10.  Interest Limitation.                        36
     5.11.  Reasonable Efforts to Mitigate.             36
     5.12.  Replacement of Banks.                       37
     5.13.  Advances by Administrative Agent.           38
6.  REPRESENTATIONS AND WARRANTIES.                     38
     6.1.  Corporate Authority.                         38
     6.2.  Governmental Approvals.                      39
     6.3.  Title to Properties; Leases.                 39
     6.4.  Financial Statements; Solvency.              40
     6.5.  No Material Changes, Etc.                    40
     6.6.  Franchises, Patents, Copyrights, Etc.        41
     6.7.  Litigation.                                  41
     6.8.  Compliance With Other Instruments, Laws,
     Etc.                                                42
     6.9.  Tax Status.                                  42
     6.10.  No Event of Default.                        42
     6.11.  Holding Company and Investment Company
     Acts.                                               42
     6.12.  Absence of Financing Statements, Etc.       43
     6.13.  Employee Benefit Plans.                     43
     6.14.  Environmental Compliance.                   44
     6.15.  True Copies of Charter and Other
     Documents.                                          45
     6.16.  Disclosure.                                 46
     6.17.  Permits and Governmental Authority.         46
     6.18.  Purchase of Tylan Shares.                   46
7.  AFFIRMATIVE COVENANTS OF THE BORROWER.              46
     7.1.  Punctual Payment.                            46
     7.2.  Maintenance of Office.                       47
     7.3.  Records and Accounts.                        47
     7.4.  Financial Statements, Certificates and
     Information.                                        47
     7.5.  Corporate Existence and Conduct of
     Business.                                           48
     7.6.  Maintenance of Properties.                   49
     7.7.  Insurance.                                   49
     7.8.  Taxes.                                       49
     7.9.  Inspection of Properties, Books and
     Contracts.                                          50
     7.10.  Compliance with Laws, Contracts, Licenses
     and Permits; Maintenance of Material Licenses and
     Permits.                                            50
     7.11.  Environmental Indemnification.              51
     7.12.  Further Assurances.                         51
     7.13.  Notice of Potential Claims or Litigation.   51
     7.14.  Notice of Certain Events Concerning
     Insurance.                                          51
     7.15.  Notice of Default.                          51
     7.16.  Use of Proceeds.                            52
     7.17.  Certain Transactions.                       52
     7.18.  Amendment to Note Purchase Agreement.       52
     7.19.  The Tylan Merger.                           52
8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.         53
     8.1.  Restrictions on Liens.                       53
     8.2.  Restrictions on Investments.                 55
     8.3.  Merger, Consolidation, and Disposition of
     Assets.                                             55
     8.4.  Restricted Distributions and Redemptions.    56
     8.5.  Employee Benefit Plans.                      57
9.  FINANCIAL COVENANTS OF THE BORROWER.                58
     9.1.  Funded Debt to EBITDA Ratio.                 58
     9.2.  Interest Coverage Ratio.                     58
10.  CONDITIONS TO EFFECTIVENESS.                       58
     10.1.  Corporate Action.                           58
     10.2.  Loan Documents, Etc.                        59
     10.3.  Certified Copies of Charter Documents.      59
     10.4.  Incumbency Certificate.                     59
     10.5.  Certificates of Insurance.                  59
     10.6.  Opinions of Counsel.                        59
     10.7.  Existing Debt.                              59
     10.8.  Satisfactory Financial Condition.           59
     10.9.  Lien Searches.                              60
     10.10.  Fees.                                      60
11.  CONDITIONS TO LOANS.                               60
     11.1.  Representations True.                       60
     11.2.  Performance; No Event of Default.           60
     11.3.  No Legal Impediment.                        60
     11.4.  Governmental Regulation.                    61
     11.5.  Proceedings and Documents.                  61
12.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF
COMMITMENT.                                              61
     12.1.  Events of Default and Acceleration.         61
     12.2.  Termination of Commitments.                 64
     12.3.  Remedies.                                   64
13.  SETOFF.                                            65
14.  EXPENSES.                                          65
15.  THE AGENTS.                                        66
     15.1.  Appointment, Powers and Immunities.         66
     15.2.  Actions By Administrative Agent.            67
     15.3.  Indemnification.                            67
     15.4.  Reimbursement.                              67
     15.5.  Documents.                                  68
     15.6.  Non-Reliance on Agents and Other Banks.     68
     15.7.  Resignation of Administrative Agent.        69
     15.8.  Action by the Banks, Consents, Amendments,
     Waivers, Etc.                                       69
     15.9.  Holders of Notes.                           70
     15.10.  Administrative Agent's Fee.                70
16.  INDEMNIFICATION.                                   70
17.  SURVIVAL OF COVENANTS, ETC.                        71
18.  ASSIGNMENT AND PARTICIPATION.                      71
19.  PARTIES IN INTEREST.                               73
20.  NOTICES, ETC.                                      73
21.  MISCELLANEOUS.                                     73
22.  CONSENTS, ETC.                                     74
23.  PARI PASSU TREATMENT.                              74
24.  CONFIDENTIALITY.                                   74
25.  WAIVER OF JURY TRIAL.                              75
26.  GOVERNING LAW.                                     75
27.  SEVERABILITY.                                      76
28.  FINAL AGREEMENT.                                   76



                           Exhibits

          Exhibit A     Form of Syndicated Note
          Exhibit B     Form of Competitive Bid Note
          Exhibit C-1   Form of Syndicated Loan Request
          Exhibit C-2   Form of Letter of Credit Request
          Exhibit D     Form of Compliance Certificate
          Exhibit E     Form of Assignment and Acceptance
          Exhibit F     Form of Competitive Bid Quote Request
          Exhibit G     Form of Invitation for Competitive Bid
          Quotes
          Exhibit H     Form of Competitive Bid Quote
          Exhibit I     Form of Notice of Acceptance of
                        Competitive Bid Quote(s)

                           Schedules

          Schedule 1    Banks; Commitment Percentages
          Schedule 6.7  Litigation
          Schedule 6.13(c)    Guaranteed Pension Plans
          Schedule 6.14 Environmental Compliance
          Schedule 8.1(a)     Existing Liens
          Schedule 8.2(d)     Existing Investments




                 REVOLVING CREDIT AGREEMENT

     This REVOLVING CREDIT AGREEMENT is made as of the 22nd day of January, 1997, by and among (a) MILLIPORE CORPORATION, a Massachusetts corporation having its principal place of business at 80 Ashby Road, Bedford, MA 01730-2271 (the "Borrower"), (b) THE FIRST NATIONAL BANK OF BOSTON, a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110 ("FNBB"), ABN AMRO BANK N.V., with its Boston branch at One Post Office Square, Boston, Massachusetts 02109 ("ABN"), and the other lending institutions which become parties hereto (collectively with FNBB and ABN, the "Banks") and (c) THE FIRST NATIONAL BANK OF BOSTON, as administrative agent for the Banks (the "Administrative Agent") and ABN AMRO BANK N.V., as documentation agent for the Banks (the "Documentation Agent," and collectively with the Administrative Agent, the "Agents").

       DEFINITIONS AND RULES OF INTERPRETATION.

       Definitions.

     The following terms shall have the meanings set forth in this 1 or elsewhere in the provisions of this Agreement referred to below:

     Absolute Competitive Bid Loan(s).  See 4.3(a).

     Accountants.  See 7.4(a).

     Administrative Agent.  See Preamble.

     Affected Bank.  See 5.12.

     Agents.  See Preamble.

     Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto, as from time to time amended and supplemented in accordance with the terms hereof.

     Amicon.   Amicon, a recently acquired business  of  the
Borrower.

     Amicon  Acquisition.   The acquisition  of  the  Amicon
business  from  W.R.  Grace & Co. - Conn.  pursuant  to  the
Purchase and Sale Agreement dated November 18, 1996

     Applicable Eurodollar Rate. The applicable rate per annum of interest on the Eurodollar Loans shall be the Eurodollar Rate plus the Applicable Margin as set forth in the Pricing Table.

     Applicable Facility Rate. The applicable rate per annum with respect to the Facility Fee shall be as set forth in the Pricing Table.

     Applicable L/C Rate. The applicable rate per annum on the Maximum Drawing Amount shall be as set forth in the Pricing Table.

     Applicable Margin.  The Applicable Margin on Eurodollar
Loans shall be as set forth in the Pricing Table.

     Applicable Requirements.  See 7.10.

     Assignment and Acceptance.  See 18.

     Balance Sheet Date.  December 31, 1995.

     Banks.  See Preamble.

     Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Administrative Agent at its Head Office as its "base rate" (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Administrative Agent) or (b) one-half percent (0.50%) above the Overnight Federal Funds Effective Rate.

     Base  Rate  Loans.   Syndicated Loans bearing  interest
calculated by reference to the Base Rate.

     Borrower.  See Preamble.

     Bridge  Loan.  The Bridge Loan Agreement  dated  as  of
December 31, 1996, by and between the Borrower and FNBB.

     Business Day. Any day, other than a Saturday, Sunday or any day on which banking institutions in either Boston, Massachusetts or New York, New York are authorized by law to close, and, when used in connection with a Eurodollar Loan, a Eurodollar Business Day.

     Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12)
months   or  less  in  accordance  with  generally  accepted
accounting principles.

     Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

     Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries (including Tylan and its Subsidiaries) is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     CERCLA.  See 6.14(a).

     Certified or certified. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

     CFO or the CAO.  See 7.4(b).

     Closing   Date.   The  date  on  which  the  conditions
precedent set forth in 10 hereof are satisfied.

     Code.   The  Internal Revenue Code of 1986, as  amended
and in effect from time to time.

     Commitment. With respect to each Bank, the amount determined by multiplying such Bank's Commitment Percentage by the aggregate amount of the Total Commitment specified in
2.1 hereof, as the same may be reduced from time to time.

     Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1.

     Competitive Bid Loan(s). A borrowing hereunder consisting of one or more loans made by any of the participating Banks whose offer to make a Competitive Bid Loan as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in 4 hereof.

     Competitive Bid Margin.  See 4.5(b)(iv).

     Competitive Bid Notes.  See 4.2(a).

     Competitive Bid Quote. An offer by a Bank to make a Competitive Bid Loan in accordance with 4.5 hereof.

     Competitive Bid Quote Request.  See 4.3.

     Competitive Bid Rate.  See 4.5(b)(v).

     Compliance Certificate.  See 7.4(c).

     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries consolidated in accordance with GAAP.

     Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization or EBITDA. For any period,
Consolidated Net Income (or Deficit) plus (a) Consolidated Total Interest Expense, (b) income taxes, (c) depreciation expense, (d) amortization expense, (e) non-cash expenses, not to exceed $70,000,000, in connection with the Amicon Acquisition taken as a special charge in the quarter ending December 31, 1996, (f) non-cash expenses, not to exceed $120,000,000, in connection with the Tylan Tender Offer or Tylan Merger which will be taken as a special charge in the quarter ending March 31, 1997, and (g) other non-recurring charges in connection with the Amicon Acquisition and the Tylan Merger, not to exceed $25,000,000 in the aggregate, which will be taken as a special charge in the quarter ending March 31, 1997, to the extent that each was deducted in determining Consolidated Net Income (or Deficit), provided that, for purposes of calculating the financial covenants pursuant to 9, the portion of EBITDA derived from Subsidiaries acquired since the date of the most recent financial statements delivered to the Banks pursuant to 7.4 hereof shall be included in the calculation of EBITDA if (i) the financial statements of such acquired Subsidiaries have been audited for the period sought to be included by an independent accounting firm satisfactory to the Administrative Agent or (ii) the Administrative Agent consents to such inclusion, such consent not to be unreasonably withheld.

     Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and its Subsidiaries on a consolidated basis, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

     Consolidated  Net  Worth.  The excess  of  Consolidated
Total Assets over Consolidated Total Liabilities, less, to the extent otherwise includable in the computations of Consolidated Net Worth, any subscriptions receivable.

     Consolidated  Tangible  Assets.   All  assets  of   the
Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less the sum of:

          (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, customer lists, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

          (b)   all amounts representing any write-up in the
     book  value  of  any  assets of  the  Borrower  or  its
     Subsidiaries  resulting  from  a  revaluation   thereof
     subsequent to the Balance Sheet Date.

     Consolidated Total Assets. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     Consolidated Total Interest Expense. For any period, the aggregate amount of interest expense required by GAAP to be paid or accrued during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, including capitalized interest expense for such period.

     Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

     Default.  See 12.

     Defaulting Bank.  See 5.12.

     Disposal.  See "Release."

     Distribution. The declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock, any partnership interests or any membership interests of any Person, other than dividends or other distributions payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be; the purchase, redemption, or other retirement of any shares of any class of capital stock, partnership interests or membership units of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest or membership unit of such Person.

     Documentation Agent.  See Preamble.

     Dollars or $.  Dollars in lawful currency of the United
States of America.

     Drawdown Date. The date on which any Loan is made or is to be made.

     EBITDA.    See  definition  for  Consolidated  Earnings
Before Interest, Taxes, Depreciation and Amortization.

     Eligible Foreign Bank. (a) Any commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; or (b) the central bank of any country which is a member of the OECD.

     Employee  Benefit  Plan.   Any  employee  benefit  plan
within   the   meaning  of  3(3)  of  ERISA  maintained   or
contributed to by the Borrower, any of its Subsidiaries, or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws.  See 6.14(a).

     EPA.  See 6.14(b).

     ERISA.  The Employee Retirement Income Security Act  of
1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or any of its Subsidiaries under 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Loan, the maximum rate (expressed as a decimal) at which the Administrative Agent would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

     Eurodollar  Interest  Determination  Date.    For   any
Interest Period, the date two (2) Eurodollar Business Days prior to the first day of such Interest Period.

     Eurodollar Loans. Syndicated Loans bearing interest calculated by reference to the Eurodollar Rate.

     Eurodollar Offered Rate. The rate per annum at which deposits of Dollars are offered to the Administrative Agent by prime banks in whatever Eurodollar interbank market may be selected by the Administrative Agent, in its sole discretion, acting in good faith, at or about 11:00 a.m. local time in such interbank market, on the Eurodollar Interest Determination Date for a period equal to the period of such Interest Period in an amount substantially equal to the principal amount requested to be loaned at or converted to a rate based on the Eurodollar Rate.

     Eurodollar Rate. With respect to Syndicated Loans, the rate per annum, rounded upwards to the nearest 1/16 of 1%, determined by the Administrative Agent with respect to an Interest Period, in accordance with the following formula:

          Eurodollar Rate = Eurodollar Offered Rate
                                 1-Reserve Rate

     Event of Default.  See 12.

     Facility Fee.  See 2.2.

     Funded Debt. Consolidated Indebtedness of the Borrower and its Subsidiaries for borrowed money and purchase money Indebtedness, and guarantees of such debt, recorded on the
Consolidated  balance sheet, including  the  amount  of  any
Indebtedness for Capitalized Leases which corresponds to principal and for Permitted Receivables Transactions determined on a consolidated basis in accordance with GAAP.

     generally accepted accounting principles, or GAAP. (i) When used in 9, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect for the fiscal year ended on the Balance Sheet Date and (B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion with respect to the use of such principles (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of 3(2) of ERISA maintained or contributed to by the Borrower, its Subsidiaries or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Hazardous Substances.  See 6.14(b).

     Head Office. The Administrative Agent's head office located at 100 Federal Street, Boston, MA 02110 or at such other location as the Administrative Agent may designate from time to time.

     Income Taxes.  See 5.5(a).

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     Interest Period. With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in accordance with this Agreement (i) for any Base Rate Loan, the last day of the quarter (or shorter specified time); (ii) for any
Eurodollar Loan, 1, 2, 3, or 6 months; (iii) for any Absolute Competitive Bid Loan, from 7 through 180 days; and
(iv) for any LIBOR Competitive Bid Loan, 1, 2, 3, 4, 5, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in accordance with this Agreement; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be deemed to end on the next succeeding Business Day; provided further that for any Interest Period for any Eurodollar Loan or LIBOR Competitive Bid Loan if such next succeeding Business Day falls in the next succeeding calendar month, it shall be deemed to end on the next preceding Business Day; and provided further that no Interest Period shall extend beyond the Maturity Date.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under
Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution);
(iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and
(v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Invitation for Competitive Bid Quotes.  See 4.3(b).

     Issuance Fee.  See 3.5.

     Letter   of  Credit  Applications.   Letter  of  Credit
Applications in such form as may be agreed upon by the Borrower and the Administrative Agent from time to time which are entered into pursuant to 3 hereof as such Letter of Credit Applications are amended, varied or supplemented from time to time; provided, however, in the event of any conflict or inconsistency between the terms of any Letter of Credit Application and this Agreement, the terms of this Agreement shall control.

     Letter of Credit Fee.  See 3.5.

     Letter of Credit Participation.  See 3.1(b).

     Letter of Credit Request.  See 3.1(a).

     Letters of Credit. Standby Letters of Credit issued or to be issued by the Administrative Agent under 3 hereof for the account of the Borrower.

     LIBOR Competitive Bid Loan(s).  See 4.3(a).

     LIBOR Rate. For any Interest Period with respect to a LIBOR Competitive Bid Loan, (a) the rate of interest equal to the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period, or (b) if such rate is not shown at such place, the rate of interest equal to
(i) the arithmetic average of the rates per annum for each Agent at which such Agent's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Agent to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable (rounded upwards to the nearest 1/16 of one percent).

     Loan Documents. This Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, and any documents, instruments or agreements executed in connection with any of the foregoing, each as amended, modified, supplemented, or replaced from time to time.

     Loans.   Collectively, the Syndicated Loans to be  made
by the Banks to the Borrower pursuant to 2 and the Competitive Bid Loans made by Banks selected pursuant to 4.

     Majority Banks. The Banks holding fifty-one percent (51%) of the Total Commitment; provided that in the event that the Total Commitment has been terminated, the Majority Banks shall be the Banks holding fifty-one percent (51%) of the outstanding principal amount of the Loans on such date.

     Maturity Date.  January 22, 2002.

     Maximum Drawing Amount. The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit.

     MCTG.   MCTG  Acquisition Corp., a Delaware corporation
and a wholly owned Subsidiary of the Borrower.

     Moody's.  Moody's Investors Service, Inc.

     Multiemployer Plan. Any multiemployer plan within the meaning of 3(37) of ERISA maintained or contributed to by the Borrower, any Subsidiary, or any ERISA Affiliate.

     New Lending Office.  See 5.1(d).

     Non-U.S. Bank.  See 5.1(c).

     Note Purchase Agreement. That certain note purchase and exchange agreement, dated March 3, 1994, as amended and in effect from time to time, between the Borrower and Metropolitan Life Insurance Company.

     Notes.   The  Competitive Bid Notes and the  Syndicated
Notes.

     Notice of Acceptance of Competitive Bid Quote(s).   See
4.7.

     Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Administrative Agent arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, the Notes, or any other instrument at any time evidencing any thereof, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     Overnight Federal Funds Effective Rate. The overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

     PBGC. The Pension Benefit Guaranty Corporation created by 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permitted Investments.  See 8.2.

     Permitted Liens.  See 8.1.

     Permitted Receivables Transaction. Any sale or sales of, and/or securitization of, any accounts receivable of the Borrower and/or any of its Subsidiaries (the "Receivables") pursuant to which the Borrower and its Subsidiaries realize aggregate net proceeds of not more than $100,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed $100,000,000.

     Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Pricing Table:

                               Applicabl   Applicabl  Applicabl
                                   e           e          e
Level    Senior Public Debt     Facility   L/C Rate    Margin
               Rating             Rate       (per       (per
                                  (per      annum)     annum)
                                 annum)
  1     BBB+/Baa1               0.1000%     0.1800%    0.1800%
  2    BBB/Baa2                 0.1250%     0.2250%    0.2250%
  3    BBB-/Baa3                0.1500%     0.3000%    0.3000%
  4    BB+/Ba1                  0.2250%     0.4250%    0.4250%
  5     BB/Ba2 or unrated       0.2500%     0.6500%    0.6500%

The applicable rates or margin charged on any day shall be determined by the Senior Public Debt Rating in effect as of that day.

     RCRA.  See 6.14(a).

     Real Property. All real property heretofore, now, or hereafter owned, operated, or leased by the Borrower or any of its Subsidiaries.

     Reference  Period.   The  period  of  four  consecutive
fiscal quarters (or such shorter period of one, two, or three consecutive fiscal quarters as has elapsed since
December 31, 1996).

     Reimbursement Obligation. The Borrower's obligation to reimburse the Administrative Agent and the Banks on account of any drawing under any Letter of Credit as provided in 3.2.

     Release.   Shall  have  the meaning  specified  in  the
Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq. ("CERCLA")
and the term "Disposal" (or "Disposed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq. ("RCRA") and regulations promulgated thereunder; provided that, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state wherein the property lies establish a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

     Replacement Bank.  See 5.12.

     Replacement Notice.  See 5.12.

     Reserve Rate. The highest rate, expressed as a decimal, at which the Administrative Agent would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any subsequent or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is defined in Regulation D), or against any other category of liabilities which might be incurred by the Administrative Agent to fund Loans bearing interest based on the Eurodollar Rate, if such liabilities were outstanding.

     Senior Public Debt Rating. The rating of the Borrower's public unsecured long-term senior debt, without third party credit enhancement, issued by Moody's and/or Standard & Poor's provided that in the event that both Moody's and Standard & Poor's have issued such ratings, the Senior Public Debt Rating will be the lower of the two ratings.

     Standard & Poor's. Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

     Syndicated Loan Request.  See 2.6.

     Syndicated Loans.  Loans advanced pursuant to 2.1.

     Syndicated Notes.  See 2.4.

     Total Commitment.  See 2.1.

     Tylan.  Tylan General, Inc., a Delaware corporation.

     Tylan Merger. The merger of MCTG with and into Tylan pursuant to the Tylan Merger Agreement, with Tylan being the surviving corporation and a Subsidiary of the Borrower.

     Tylan  Merger  Agreement.  The Agreement  and  Plan  of
Merger dated as of December 16, 1996 among Tylan, the Borrower and MCTG.

     Tylan   Merger  Date.   The  date  as  of   which   the
transactions contemplated by the Tylan Merger Agreement are consummated.

     Tylan Revolving Credit Agreement. The revolving credit agreement between Tylan and Comerica.

     Tylan Shares.  See definition of Tylan Tender Offer.

     Tylan Tender Offer. The Offer to Purchase, dated December 20, 1996, made by MCTG, to purchase all of the outstanding shares of common stock, together with all associated Series A Junior Participating Preferred Stock Purchase Rights of Tylan (collectively, the "Tylan Shares").



       Rules of Interpretation.

          (a) A reference to any document or agreement (including this Agreement) shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f)    The   words   "include",   "includes"   and
     "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

          (h) Reference to a particular "" refers to that section of this Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

       THE SYNDICATED FACILITY.

       Commitment to Lend Syndicated Loans.

     Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date, upon notice by the Borrower to the Administrative Agent given in accordance with this 2, such Bank's Commitment Percentage of the Syndicated Loans as are requested by the Borrower; provided that the sum of the outstanding principal amount of the Syndicated Loans and the Maximum Drawing Amount of outstanding Letters of Credit shall not exceed a maximum aggregate amount outstanding of
(i) $450,000,000, as such amount may be reduced pursuant  to
2.3 hereof (the "Total Commitment") minus (ii) the aggregate amount of Competitive Bid Loans outstanding at such time. Each request for a Syndicated Loan or Letter of Credit hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in 10 and 11, as the case may be, have been satisfied on the date of such request. Any unpaid Reimbursement Obligation with respect to any Letter of Credit shall be a Base Rate Loan hereunder.

       Facility Fee.

     The Borrower agrees to pay to the Administrative Agent for the account of the Banks a fee (the "Facility Fee") equal to the Applicable Facility Rate multiplied by the Total Commitment for the number of days the facility is outstanding. The Facility Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on April 1, 1997 with a final payment on the Maturity Date (or on the date of termination in full of the Total Commitment, if earlier). The Facility Fee shall be distributed pro rata among the Banks in accordance with each Bank's Commitment Percentage.

        Reduction  of  Total Commitment; Increase  of  Total
Commitment.

          (a) The Borrower shall have the right at any time and from time to time upon seven (7) Business Days' prior written notice to the Administrative Agent to reduce by $10,000,000 or larger multiples of $5,000,000 or terminate entirely the Total Commitment, whereupon the Commitment of each Bank shall be reduced pro rata in accordance with such Bank's Commitment Percentage of the amount specified in such notice or, as the case may be, terminated. The Administrative Agent will notify the Banks promptly after receiving any notice delivered by the Borrower pursuant to this 2.3. Notwithstanding the foregoing, at no time may the Total Commitment be reduced to an amount less than the sum of (i) the Maximum Drawing Amount of all Letters of Credit and
     (ii) all Loans then outstanding.

          (b) No reduction or termination of the Total Commitment once made may be revoked; the portion of the Total Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

          (c) In the event that the Note Purchase Agreement is not amended on or before February 20, 1997, the Borrower may request that the Total Commitment be increased by $50,000,000 hereunder, which increase is subject to the approval of the Administrative Agent; provided, however, that in the event that such an increase is approved, (i) any Bank which is a party to this Agreement prior to such increase shall not be required to increase its Commitment hereunder and
     (ii) such Bank's Commitment Percentage shall be correspondingly decreased to reflect such increase in the Total Commitment.

       The Syndicated Notes.

     The Syndicated Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each, a "Syndicated Note"), dated as of the Closing Date (or syndication date, if later) and completed with appropriate insertions. One Syndicated Note shall be payable to the order of each Bank in an amount equal to such Bank's Commitment, and shall represent the obligation of the Borrower to pay such Bank such principal amounts or, if less, the outstanding principal amount of all Syndicated Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, in connection with a Drawdown Date of any Syndicated Loan or at the time of receipt of any payment of principal on such Bank's Syndicated Note, an appropriate notation on such Bank's records or on the schedule attached to such Bank's Syndicated Note or a continuation of such schedule attached thereto reflecting the making of the Syndicated Loan or the receipt of such payment (as the case may be) and may, prior to any transfer of its Syndicated Note, endorse on the reverse side thereof the outstanding principal amount of Syndicated Loans evidenced thereby. The outstanding amount of the Syndicated Loans set forth on such Bank's records shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Syndicated Notes to make payments of principal of or interest on any Syndicated Note when due.

       Interest on Syndicated Loans.

     The outstanding principal amount of the Syndicated Loans shall bear interest at the rate per annum equal to the Base Rate on Base Rate Loans or the Applicable Eurodollar Rate on Eurodollar Loans. Interest shall be payable (a) quarterly in arrears on the first Business Day of the next succeeding quarter, commencing April 1, 1997, on Base Rate Loans, (b) on the last day of the applicable Interest Period, and if such Interest Period is longer than three (3) months, also on the last day of the third month following the commencement of such Interest Period, on Eurodollar Loans, and (c) on the Maturity Date for all Loans.

       Requests for Syndicated Loans.

     The Borrower shall give to the Administrative Agent written notice in the form of Exhibit C-1 hereto (or telephonic notice confirmed in writing or a facsimile in the form of Exhibit C-1 hereto) of each Syndicated Loan requested hereunder (a "Syndicated Loan Request") not later than (a) 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan, or (b) 11:00 a.m. (Boston time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan. Each such notice shall specify (A) the principal amount of the Syndicated Loan requested, (B) the proposed Drawdown Date of such Syndicated Loan, (C) whether such Syndicated Loan requested is to be a Base Rate Loan or a Eurodollar Loan and (D) the Interest Period for such Syndicated Loan, if a Eurodollar Loan. Each Syndicated Loan requested shall be in a minimum amount of $10,000,000. Each such request shall specify the principal amount of the Syndicated Loan requested and shall reflect the Maximum Drawing Amount of all Letters of Credit outstanding and the amount of Loans outstanding (including Competitive Bid Loans). Syndicated Loan requests made hereunder shall be irrevocable and binding on the Borrower, and shall obligate the Borrower to accept the Syndicated Loan requested from the Banks on the proposed Drawdown Date. Each of the representations and warranties made by the Borrower to the Banks or the Administrative Agent in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the submission of a Syndicated Loan Request or Letter of Credit Request and on and as of the Drawdown Date of such Syndicated Loan or the date of issuance of such Letter of Credit (except to the extent
(i) of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents,
(ii) of changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the business, assets or financial condition of the Borrower and its Subsidiaries as a whole, or (iii) that such representations and warranties expressly relate only to an earlier date). The Administrative Agent shall promptly notify each Bank of each Syndicated Loan Request received by the Administrative Agent.

        Election  of  Eurodollar Rate; Notice  of  Election;
Interest Periods; Minimum Amounts.

          (a) At the Borrower's option, so long as no Default or Event of Default has occurred and is then continuing, the Borrower may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Syndicated Loan Request, specify that such requested Syndicated Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, provided that the Borrower gives notice to the Administrative Agent pursuant to 2.7(b) hereof. Upon determining any Eurodollar Rate, the Administrative Agent shall forthwith provide notice thereof to the Borrower and each Bank, and each such notice to the Borrower shall be considered prima facie correct and binding, absent manifest error.

          (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrower shall give written, telex or facsimile notice received by the Administrative Agent not later than 11:00 a.m. (Boston time) of its election pursuant to 2.7(a). Each such notice delivered to the Administrative Agent shall specify the aggregate principal amount of the Syndicated Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loan, and shall be irrevocable and binding upon the Borrower. If the Borrower shall fail to give the Administrative Agent notice of its election hereunder together with all of the other information required by this 2.7(b) with respect to any Syndicated Loan, whether at the end of an Interest Period or otherwise, such Syndicated Loan shall be deemed a Base Rate Loan. The Administrative Agent shall promptly notify each Bank in writing (or by telephone confirmed in writing or by facsimile) of such election.

          (c)    Notwithstanding  anything  herein  to   the
     contrary,  the  Borrower may not  specify  an  Interest
     Period that would extend beyond the Maturity Date.

          (d) No conversion of Syndicated Loans pursuant to this 2.7 may result in Eurodollar Loans that are less than $10,000,000. In no event shall the Borrower have more than ten (10) different maturities of borrowings of Eurodollar Loans outstanding at any time.

          (e) Subject to the terms and conditions of 5.8 hereof, if any affected Bank demands compensation under 5.5(c) or (d) with respect to any Eurodollar Loan, the Borrower may at any time, upon at least three (3)
     Business Days' prior written notice to the Administrative Agent elect to convert such Eurodollar Loan into a Base Rate Loan (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks). Thereafter, and until such time as the affected Bank notifies the Borrower that the circumstances giving rise to the demand for compensation under 5.5(c) or
     (d) no longer exist, all requests for Eurodollar Loans from such affected Bank shall be deemed to be requests for Base Rate Loans, regardless of whether the Borrower has requested a Eurodollar Loan from the other Banks. Once the affected Bank notifies the Borrower that such circumstances no longer exist, the Borrower may elect that the principal amount of each such Bank's Loans again bear interest as Eurodollar Loans beginning on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Banks.

       Funds for Syndicated Credit Loans.

     Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Syndicated Loan, each of the Banks will make available to the Administrative Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Syndicated Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by 10 or 11, as the case may be, and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Syndicated Loans made available to the Administrative Agent by the Banks. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Syndicated Loan shall not relieve any other Bank from its several obligations hereunder to make available to the Administrative Agent the amount of such Bank's Commitment Percentage of any requested Syndicated Loan.

        Maturity  of  the Syndicated Loans and Reimbursement
Obligations.

     The Syndicated Loans shall be due and payable on the Maturity Date. The Borrower promises to pay on the Maturity Date all Syndicated Loans and all unpaid Reimbursement Obligations outstanding on such date, together with any and all accrued and unpaid interest thereon and any fees and other amounts owing hereunder.

        Optional  Prepayments  or Repayments  of  Syndicated
Loans.

     Subject to the terms and conditions of 5.8, the Borrower shall have the right, at its election, to repay or prepay the outstanding amount of the Syndicated Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Administrative Agent, no later than 11:00 a.m. (Boston time) one (1) Business Day prior to the proposed date of prepayment or repayment, written notice (or telephonic notice confirmed in writing or by facsimile) of any proposed prepayment or repayment pursuant to this 2.10, specifying the proposed date of prepayment or repayment of Loans and the principal amount to be paid. The Administrative Agent shall promptly notify each Bank by written notice (or telephonic notice confirmed in writing or by facsimile) of such payment.

       LETTERS OF CREDIT.

       Letter of Credit Commitments.

          (a) Subject to the terms and conditions hereof and the receipt of a letter of credit request in substantially the form of Exhibit C-2 hereto (a "Letter of Credit Request") by the Administrative Agent reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and a Letter of Credit Application, the Administrative Agent, on behalf of the Banks and in reliance upon the representations and warranties of the Borrower contained herein and the agreement of the Banks contained in 3.1(b) hereof, agrees to issue letters of credit, in such form as may be requested from time to time by the Borrower and agreed to by the Administrative Agent; provided, however, that,
     (i) after giving effect to such request, the aggregate Maximum Drawing Amount of all letters of credit issued at any time under this 3.1(a) (the "Letters of
     Credit")    shall   not   exceed    the    lesser    of
     (A) $50,000,000, or (B) the Total Commitment minus the outstanding amount of the Loans, and (ii) no Letter of Credit shall have an expiration date later than the earlier of (x) twelve (12) months after the date of issuance (which may incorporate automatic renewals for periods of up to twelve (12) months), or (y) fourteen
     (14) Business Days prior to the Maturity Date.

          (b) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default, the termination of the Total Commitment pursuant to 12.2, or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage thereof, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Administrative Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to 3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank). Each Bank agrees that its obligation to reimburse the Administrative Agent pursuant to this 3.1(b) shall not be affected in any way by any circumstance other than the gross negligence or willful misconduct of the Administrative Agent.

          (c) Each such reimbursement payment made by a Bank to the Administrative Agent shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under 3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to 3.2.

       Reimbursement Obligation of the Borrower.

     In order to induce the Administrative Agent to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to the Administrative Agent, with respect to each Letter of Credit issued, extended or renewed by the Administrative Agent hereunder, as follows:

          (a) if any draft presented under any Letter of Credit is honored by the Administrative Agent or the Administrative Agent otherwise makes payment with respect thereto, the sum of (i) the amount paid by the Administrative Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative Agent in connection with any payment made by the Administrative Agent under, or with respect to, such Letter of Credit, provided however, if the Borrower does not reimburse the Administrative Agent on the Drawdown Date, such amount shall become automatically a Syndicated Loan which is a Base Rate Loan advanced hereunder in an amount equal to such sum; and

          (b) upon the Maturity Date or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with 12, an amount equal to the then Maximum Drawing Amount of all outstanding Letters of Credit shall be paid by the Borrower to the Administrative Agent to be held as cash collateral for all Reimbursement Obligations.

       Obligations Absolute.

     The Borrower's obligations under this 3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Administrative Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Administrative Agent and  the  Banks that the Administrative Agent and the  Banks
(i) shall not be responsible for, and the Borrower's Reimbursement Obligations under 3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should appear on their face to conform to the requirements of the Letter of Credit but in fact prove to be in any or all respects invalid, fraudulent or forged (unless due to the willful misconduct of the Administrative Agent or any other Banks), or any dispute between or among the Borrower and the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee, and (ii) shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit except to the extent of their own willful misconduct. The Borrower agrees that any action taken or omitted by the Administrative Agent or any Bank in good faith under or in connection with each Letter of Credit and the related drafts and documents shall be binding upon the Borrower and shall not result in any liability on the part of the Administrative Agent or any Bank (or their respective affiliates) to the Borrower. Nothing herein shall constitute a waiver by the Borrower of any of its rights against any beneficiary of a Letter of Credit.

       Reliance by the Administrative Agent.

     To the extent not inconsistent with 3.3, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent.

       Letter of Credit Fee.

     The Borrower shall pay a fee (the "Letter of Credit Fee") equal to the Applicable L/C Rate for the number of days outstanding on the Maximum Drawing Amount of Letters of Credit issued hereunder to the Administrative Agent for the account of the Banks, to be shared pro-rata by each of the Banks in accordance with their respective Commitment Percentages. The Letter of Credit Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the quarter just ended, commencing April 1, 1997, and on the Maturity Date. In addition, the Borrower shall pay an issuing fee (the "Issuance Fee") equal to 0.125% per annum on the Maximum Drawing Amount of Letters of Credit issued hereunder to the Administrative Agent for its account, plus its customary issuance fee, payable in accordance with customary practice. The Issuance Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the quarter just ended, commencing April 1, 1997, and on the Maturity Date.

       COMPETITIVE BID LOANS.

       The Competitive Bid Option.

     In addition to the Syndicated Loans made pursuant to 2 hereof, the Borrower may request Competitive Bid Loans pursuant to the terms of this 4. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept such offers in the manner set forth in this 4. Notwithstanding any other provision herein to the contrary, at no time shall the aggregate outstanding principal amount of Competitive Bid Loans outstanding at any time exceed the sum of the Total Commitment minus the aggregate outstanding principal amount of Syndicated Loans minus the Maximum Drawing Amount of Letters of Credit outstanding at such time. No Bank's funding of Competitive Bid Loans shall reduce such Bank's obligation to lend its Commitment Percentage of the available Total Commitment.

       Competitive Bid Notes.

          (a) The obligation of the Borrower to repay the outstanding principal amount of any and all Competitive Bid Loans, plus interest at the applicable Competitive Bid Rate accrued thereon, shall be evidenced by the promissory notes of the Borrower in substantially the form of Exhibit B hereto (each, a "Competitive Bid
     Note"),   dated  as  of  the  Closing  Date   (or   the
     syndication date, if later) and completed with appropriate insertions. One Competitive Bid Note shall be payable to the order of each Bank in an amount equal to $450,000,000, and representing the obligation of the Borrower to pay such Bank such principal amounts or, if less, the outstanding principal amount of any and all Competitive Bid Loans made by such Bank, plus interest at the applicable Competitive Bid Rate or Competitive Bid Margin accrued thereon, as set forth herein.

          (b) The Borrower irrevocably authorizes (i) each Bank to make or cause to be made, in connection with a Drawdown Date of any Competitive Bid Loan or at the time of receipt of any payment of principal on such Bank's Competitive Bid Note in the case of a Competitive Bid Note, an appropriate notation on such Bank's records or on the schedule attached to such Bank's Competitive Bid Note or a continuation of such schedule attached thereto, reflecting the making of the Competitive Bid Loan or the receipt of such payment (as the case may be) and may, prior to any transfer of a Competitive Bid Note, endorse on the reverse side thereof the outstanding principal amount of Competitive Bid Loans evidenced thereby. The outstanding amount of the Competitive Bid Loans set forth on such Bank's records shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of principal of or interest on any Competitive Bid Loan when due.

         Competitive  Bid  Quote  Request;  Invitation   for
Competitive Bid Quotes.

          (a) When the Borrower wishes to request offers to make Competitive Bid Loans under this 4, it shall transmit to the Administrative Agent by telex or facsimile a Competitive Bid Quote Request substantially in the form of Exhibit F hereto (a "Competitive Bid Quote Request") so as to be received no later than 1:00 p.m. (Boston time) (x) five (5) Eurodollar Business Days prior to the requested Drawdown Date in the case of a LIBOR Competitive Bid Loan (a "LIBOR Competitive Bid Loan") or (y) one (1) Business Day prior to the requested Drawdown Date in the case of an Absolute Competitive Bid Loan (an "Absolute Competitive Bid Loan"), specifying:

               (i) the requested Drawdown Date (which must be a Eurodollar Business Day in the case of a LIBOR Competitive Bid Loan or a Business Day in the case of an Absolute Competitive Bid Loan);

               (ii) the aggregate amount of such Competitive
          Bid Loans, which shall be $10,000,000 or larger multiples of $1,000,000;

               (iii)  the duration of the Interest Period(s)
          applicable thereto, subject to the provisions of the definition of Interest Period; and

               (iv)   whether  the  Competitive  Bid  Quotes
          requested  are  LIBOR  Competitive  Bid  Loans  or
          Absolute Competitive Bid Loans.

     The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No new Competitive Bid Quote Request shall be given until the Borrower has notified the Administrative Agent of its acceptance or non-acceptance of the Competitive Bid Quotes relating to any outstanding Competitive Bid Quote Request.

          (b) Promptly upon receipt of a Competitive Bid Quote Request and payment by the Borrower of a $2,000 auction fee to the Administrative Agent for its own account, the Administrative Agent shall send to the Banks by telecopy or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of Exhibit G hereto ("Invitation for Competitive Bid Quotes"), which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes in accordance with this 4.

       Alternative Manner of Procedure.

     If, after receipt by the Administrative Agent and each of the Banks of a Competitive Bid Quote Request from the Borrower in accordance with 4.3, the Administrative Agent or any Bank shall be unable to complete any procedure of the auction process described in 4.5 through 4.6 (inclusive) due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

       Submission and Contents of Competitive Bid Quotes.

          (a) Each Bank may, but shall be under no obligation to, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Competitive Bid Quote Request. Each Competitive Bid Quote must comply with the requirements of this 4.5 and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices as specified in or pursuant to 20 not later than (x) 2:00 p.m. (Boston time) on the fourth Eurodollar Business Day prior to the proposed Drawdown Date, in the case of a LIBOR Competitive Bid Loan or
     (y) 10:00 a.m. (Boston time) on the proposed Drawdown Date, in the case of an Absolute Competitive Bid Loan, provided that Competitive Bid Quotes may be submitted by the Administrative Agent in its capacity as a Bank only if it submits its Competitive Bid Quote to the
     Borrower not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Competitive Bid Loan or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Competitive Bid Loan. Subject to the provisions of 10 and 11 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

          (b) Each Competitive Bid Quote shall be in substantially the form of Exhibit H hereto and shall in any case specify:

               (i)  the proposed Drawdown Date;

               (ii) the principal amount of the Competitive Bid Loan for which each proposal is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or larger multiples of
          $1,000,000, (y) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted;

               (iii)    the  Interest  Period(s)  for  which
          Competitive Bid Quotes are being submitted;

               (iv) in the case of a LIBOR Competitive Bid Loan, the margin above or below the applicable LIBOR Rate (the "Competitive Bid Margin") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such LIBOR Rate;

               (v) in the case of an Absolute Competitive Bid Loan, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Competitive Bid Rate") offered for each such Absolute Competitive Bid Loan; and

               (vi)  the identity of the quoting Bank.

     A  Competitive  Bid Quote may include up  to  five  (5)
     separate  offers  by the quoting Bank with  respect  to
     each   Interest   Period  specified  in   the   related
     Invitation for Competitive Bid Quotes.

          (c)    Any   Competitive  Bid   Quote   shall   be
     disregarded if it:

               (i)   is  not  substantially in the  form  of
          Exhibit H hereto;

               (ii)   contains  qualifying,  conditional  or
          similar language;

               (iii)   proposes  terms  other  than  or   in
          addition  to  those  set forth in  the  applicable
          Invitation for Competitive Bid Quotes; or

               (iv)   arrives  after the time set  forth  in
          4.5(a) hereof.

       Notice to Borrower.

     The  Administrative  Agent shall  promptly  notify  the
Borrower of the terms (x) of any Competitive Bid Quote submitted by a Bank that is in accordance with 4.5 and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Rates, as the case may be, so offered, and the identity of the respective Banks submitting such offers, and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

        Acceptance and Notice by Borrower and Administrative
Agent.

    Not later than 11:00 a.m. (Boston time) on (x) the third Eurodollar Business Day prior to the proposed Drawdown Date, in the case of a LIBOR Competitive Bid Loan or (y) the proposed Drawdown Date, in the case of an Absolute Competitive Bid Loan, the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of each Competitive Bid Quote in substantially the form of
Exhibit I hereto ("Notice of Acceptance of Competitive Bid Quote(s)"). The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Competitive Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote
     Request;

          (ii)  acceptance of offers may only be made on the
     basis   of   ascending  Competitive  Bid   Margins   or
     Competitive Bid Rates, as the case may be, and

          (iii)  the Borrower may not accept any offer  that
     is  described  in subsection 4.5(c) or  that  otherwise
     fails   to  comply  with  the  requirements   of   this
     Agreement.

The Administrative Agent shall promptly notify each Bank which submitted a Competitive Bid Quote of the Borrower's acceptance or non-acceptance thereof. At the request of any Bank which submitted a Competitive Bid Quote and with the consent of the Borrower, the Administrative Agent will promptly notify all Banks which submitted Competitive Bid Quotes of (a) the aggregate principal amount of, and (b) the range of Competitive Bid Rates or Competitive Bid Margins of, the accepted Competitive Bid Loans for each requested Interest Period.

       Allocation by Administrative Agent.

     If offers are made by two or more Banks with the same Competitive Bid Margin or Competitive Bid Rate, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

       Funding of Competitive Bid Loans.

     If, on or prior to the Drawdown Date of any Competitive Bid Loan, the Total Commitment has not terminated in full and if, on such Drawdown Date, the applicable conditions of 10 and 11 hereof are satisfied, the Bank or Banks whose offers the Borrower has accepted will fund each Competitive Bid Loan so accepted. Such Bank or Banks will make such Competitive Bid Loans, by crediting the Administrative Agent for further credit to the Borrower's specified account with the Administrative Agent, in immediately available funds not later than 2:00 p.m. (Boston time) on such Drawdown Date.

       Funding Losses.

     If, after acceptance of any Competitive Bid Quote pursuant to 4, the Borrower (i) fails to borrow any
Competitive Bid Loan so accepted on the date specified therefor, or (ii) repays or prepays the outstanding amount of the Competitive Bid Loan prior to the last day of the Interest Period relating thereto, the Borrower shall indemnify the Bank making such Competitive Bid Quote or funding such Competitive Bid Loan against any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such unborrowed Loans, including, without limitation compensation as provided in 5.8.

       Repayment of Competitive Bid Loans; Interest.

     The principal of each Competitive Bid Loan shall become absolutely due and payable by the Borrower on the last day of the Interest Period relating thereto, and the Borrower hereby absolutely and unconditionally promises to pay to the Administrative Agent for the account of the relevant Banks at or before 1:00 p.m. (Boston time) on the last day of the Interest Periods relating thereto the principal amount of all such Competitive Bid Loans, plus interest thereon at the applicable Competitive Bid Rates or Competitive Bid Margins, as the case may be. The Competitive Bid Loans shall bear interest at the rate per annum specified in the applicable Competitive Bid Quotes. Interest on the Competitive Bid Loans shall be payable (a) on the last day of the applicable Interest Periods, and if any such Interest Period is longer than three (3) months, also on the last day of the third month following the commencement of such Interest Period, and (b) on the Maturity Date for all Loans. Subject to the terms of this Agreement, the Borrower may make Competitive Bid Quote Requests with respect to new borrowings of any amounts so repaid prior to the Maturity Date.

        PROVISIONS  RELATING  TO ALL LOANS  AND  LETTERS  OF
CREDIT.

       Payments.

          (a) All payments of principal, interest, Reimbursement Obligations, fees (other than the Issuance Fee) and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, received at its Head Office in immediately available funds by 11:00 a.m. (Boston time) on any due date. If a payment is received by the Administrative Agent from the Borrower at or before 1:00 p.m. (Boston time) on any Business Day, the
     Administrative Agent shall on the same Business Day transfer in immediately available funds to (1) each of the Banks, their pro-rata portion of such payment in accordance with their respective Commitment Percentages, in the case of payments with respect to Syndicated Loans, and (2) the appropriate Bank(s), in the case of payments with respect to Competitive Bid Loans. If such payment is received by the Administrative Agent after 1:00 p.m. (Boston time) on any Business Day, such transfer shall be made by the Administrative Agent to the Banks on the next Business Day. In the event that the Administrative Agent fails to make such transfer to any Bank as set forth above, the Administrative Agent shall pay to such Bank on demand an amount equal to the product of (i) the average, computed for the period referred to in clause
     (iii) below, of the weighted average interest rate paid by such Bank for federal funds acquired by such Bank during each day included in such period, times (ii) the amount (A) equal to such Bank's Commitment Percentage of such payment in the case of payments with respect to Syndicated Loans, or (B) of such payment to which such Bank is entitled in the case of payments with respect to Competitive Bid Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date of payment to and including the date on which the amount due to such Bank shall become immediately available to such Bank, and the denominator of which is 365.

          (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim (and the Borrower hereby expressly waives any such rights) and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent for the account of the Banks (or as the case may be, the Administrative Agent) on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Administrative Agent to receive the same net amount which the Banks or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

          (c)   Each  Bank  that  is  not  incorporated   or
     organized under the laws of the United States of America or a state thereof or the District of Columbia (a "Non-U.S. Bank") agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Non-U.S. Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Non-U.S. Bank that so delivers a Form 1001 or 4224 pursuant to the preceding sentence further undertakes to deliver to each of the Borrower and the Administrative Agent two further copies of Form 1001 or 4224 or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Non-U.S. Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Bank from duly completing and delivering any such form with respect to it and such Non-U.S. Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (d) The Borrower shall not be required to pay any additional amounts to any Non-U.S. Bank in respect of United States Federal withholding tax pursuant to paragraph (b) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Bank became a party to this Credit Agreement or, with respect to payments to a different lending office designated by the Non-U.S. Bank as its applicable lending office (a "New Lending Office"), the date such Non-U.S. Bank designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any transferee or New Lending Office as a result of an assignment, transfer or designation made at the request of the Borrower; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Bank through a New Lending Office, would be entitled to receive without regard to this clause (i) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such transferee, or Bank making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation; or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Bank to comply with the provisions of paragraph (c) above.

          (e) Notwithstanding the foregoing, each Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change its lending office to avoid or to minimize any amounts otherwise payable under paragraph (b) in each case solely if such change can be made in a manner so that such Bank, in its sole determination, suffers no legal, economic or regulatory disadvantage.

       Mandatory Repayments of the Loans.

     If at any time the outstanding amount of the Loans plus the Maximum Drawing Amount of all outstanding Letters of Credit exceeds the Total Commitment whether by reduction of the Total Commitment or otherwise, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent (a) for application to the Loans (for application first to Syndicated Loans, then to Competitive Bid Loans, and subject to 5.8), or (b) if no Loans shall be outstanding, to be held by the Administrative Agent for the benefit of the Banks as collateral security for such excess Maximum Drawing Amount; provided, however, that if the amount of cash collateral held by the Administrative Agent pursuant to this 5.2 exceeds the Maximum Drawing Amount required to be collateralized from time to time, the Administrative Agent shall return such excess to the Borrower.

       Computations.

     All computations of interest, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed, except that computations of the Base Rate shall be based on a 365 day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding
Business Day, and interest shall accrue during such extension; provided that for any Interest Period for any Eurodollar Loan if such next succeeding Business Day falls in the next succeeding calendar month or after the Maturity Date, it shall be deemed to end on the next preceding Business Day.

         Illegality;   Inability  to  Determine   Eurodollar
Rate.

          (a) Notwithstanding any other provision of this Agreement, if the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to any Bank shall make it unlawful for any Bank to make or maintain Eurodollar Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the Administrative Agent and thereupon (i) the commitment of such Bank to make Eurodollar Loans or convert Base Rate Loans to Eurodollar Loans shall forthwith be suspended and (ii) such Bank's outstanding Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Loans or such earlier date as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this 5.4, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

          (b) In the event, prior to the commencement of any Interest Period relating to any Eurodollar Loan, the Administrative Agent shall determine or shall be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise be applicable to any Eurodollar Loan during such Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any request for Eurodollar Loans hereunder or request to convert a Base Rate Loan to a Eurodollar Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (ii) each Eurodollar Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Loans shall be suspended until the Administrative Agent or the Majority Banks (as applicable) determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent, or the Administrative Agent upon the instruction of the Majority Banks, as the case may be, shall so notify the Borrower and the Banks.

       Additional Costs, Etc.

     If any change in present applicable law or adoption of any applicable law after the date hereof (including, in either case, without limitation, statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority, whether or not having the force of law) shall:

          (a) subject such Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment, or the Loans (other than taxes based upon or measured by the income or profits of such Bank imposed by the jurisdiction of its incorporation or organization, or the location of its lending office, hereinafter referred to as "Income Taxes"); or

          (b) materially change the basis of taxation (except for changes in Income Taxes) of payments to such Bank of the principal or of the interest on any Loans or any other amounts payable to such Bank under this Agreement or the other Loan Documents; or

          (c) except as provided in 5.6 or as otherwise reflected in the Base Rate, the Eurodollar Rate, or the Competitive Bid Rate, impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of, an office of any Bank with respect to this Agreement, the other Loan Documents, the Commitment, or the Loans; or

          (d) impose on such Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining the Loans or such Bank's Commitment, or issuing or participating in Letters of Credit;

               (ii)  to  reduce  the  amount  of  principal,
          interest or other amount payable to such Bank hereunder on account of such Bank's Commitment or the Loans;

               (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank at any time and from time to time as often as the occasion therefore may arise (which demand shall be accompanied by a statement setting forth the basis of such demand which shall be conclusive absent manifest error), pay such reasonable additional amounts as will be sufficient to compensate such Bank for such additional costs, reduction, payment or foregone interest or other sum.

       Capital Adequacy.

     If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or any corporation controlling such Bank) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or any corporation controlling such Bank) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such
Bank such additional amount or amounts as will, in such Bank's reasonable determination, fairly compensate such Bank (or any corporation controlling such Bank) for such reduction. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

       Certificate.

     A certificate setting forth the additional amounts payable pursuant to 5.4, 5.5 or 5.6 and a reasonable explanation of such amounts which are due, submitted by any Bank to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

       Eurodollar and Competitive Bid Indemnity.

     The Borrower agrees to indemnify each Bank and the Administrative Agent and to hold them harmless from and against any reasonable loss, cost or expense that any Bank and the Administrative Agent may sustain or incur as a consequence of (a) the default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Loans or Competitive Bid Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or the Administrative Agent to lenders of funds obtained by it in order to maintain its Eurodollar Loans or Competitive Bid Loans, (b) the default by the Borrower in making a borrowing of a Eurodollar Loan or  Competitive Bid Loan or conversion of a Eurodollar  Loan or a prepayment of a Eurodollar or Competitive Bid Loan other than on an Interest Payment Date after the Borrower has given (or is deemed to have given) a Syndicated Loan Request, a notice pursuant to 2.7, a Notice of Acceptance of Competitive Bid Quote(s), or a notice pursuant to 2.10, as the case may be, and (c) the making of any payment of a Eurodollar Loan or Competitive Bid Loan, or the making of any conversion of any Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for (A) the Eurodollar Loan being paid, prepaid, converted, not converted, or not borrowed, as the case may be (based on the Eurodollar Rate), or (B) the Competitive Bid Loan being paid, prepaid, or not borrowed, as the case may be (based on the Competitive Bid Rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert, as the case may be, to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, converted, or not borrowed, converted, or prepaid for such period or Interest Period, as the case may be, which determinations shall be conclusive absent manifest error.

       Interest on Overdue Amounts.

     Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate plus 2% until such amount shall be paid in full (after as well as before judgment).

       Interest Limitation.

     Notwithstanding any other term of this Agreement or the Notes, any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under the Notes by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected by such Bank under applicable laws (including, to the extent applicable, the provisions of 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. 85, as amended).

       Reasonable Efforts to Mitigate.

     Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under 5.4, 5.5 or 5.6, such Bank will give notice thereof to the Borrower, with a copy to the Administrative Agent, and, to the extent so requested by the Borrower and not inconsistent with such Bank's internal policies, such Bank shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional moneys which would otherwise be required to be paid to such Bank pursuant to such subsections would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans or result in the inability to make such Loans pursuant to such sections would cease to exist, and in each case if, as determined by such Bank in its sole discretion, the taking such actions would not adversely affect such Loans or such Bank or otherwise be disadvantageous to such Bank.

       Replacement of Banks.

     If any Bank (an "Affected Bank") (i) makes demand upon the Borrower for (or if Borrower is otherwise required to pay) amounts pursuant to 5.5 or 5.6, (ii) is unable to make or maintain Eurodollar Loans as a result of a condition described in 5.4 or (iii) defaults in its obligation to make Loans in accordance with the terms of this Agreement (such Bank being referred to as a "Defaulting Bank"), the Borrower may, within 90 days of receipt of such demand, notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation or causing
5.4 to be applicable), or default, as the case may be, by notice (a "Replacement Notice") in writing to the Administrative Agent and such Affected Bank (A) request the Affected Bank to cooperate with the Borrower in obtaining a replacement bank satisfactory to the Administrative Agent and the Borrower (the "Replacement Bank"); (B) request the non-Affected Banks to acquire and assume all of the Affected Bank's Loans and Commitment, as provided herein, but none of such Banks shall be under an obligation to do so; or (C) designate a Replacement Bank reasonably satisfactory to the Administrative Agent. If any satisfactory Replacement Bank shall be obtained, and/or any of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank's Loans and Commitment, then such Affected Bank shall, so long as no Event of Default shall have occurred and be continuing, assign, in accordance with 18, all of its Commitment, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Bank or non-Affected Banks, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Bank; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Bank and such Replacement Bank and/or non-Affected Banks, as the case may be, and (ii) prior to any such assignment, the Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under 5.4, 5.5, 5.6 and 5.8. Upon the effective date of such assignment, the Borrower shall issue replacement Notes to such Replacement Bank and/or non-Affected Banks, as the case may be, and such institution shall become a "Bank" for all purposes under this Agreement and the other Loan Documents.

       Advances by Administrative Agent.

     The Administrative Agent may (unless earlier notified to the contrary by any Bank by 12:00 noon (Boston time) one
(1) Business Day prior to any Drawdown Date) assume that each Bank has made available (or will before the end of such Business Day make available) to the Administrative Agent the amount of such Bank's Commitment Percentage with respect to the Syndicated Loan (or, in the case of Competitive Bid Loans, the amount of such Bank's accepted offers of Competitive Bid Loans, if any) to be made on such Drawdown Date, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes such amount available to the Administrative Agent on a date after such Drawdown Date, such Bank shall pay the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period times (ii) the amount equal to such Bank's Commitment Percentage of such Syndicated Loan (or, in the case of a Competitive Bid Loan, the amount of such Bank's accepted offer of such Competitive Bid Loan, if any), times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to but not including the date on which the amount equal to such Bank's Commitment Percentage of such Syndicated Loan, or the amount of such Bank's accepted offers of such Competitive Bid Loan, shall become immediately available to the Administrative Agent, and the denominator of which is 365.
A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank. If such amount is not in fact made available to the Administrative Agent by such Bank within three (3) Business Days of such Drawdown Date, the Administrative Agent shall be entitled to debit the Borrower's accounts to recover such amount from the Borrower, with interest thereon at the applicable rate per annum.

       REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Banks that:

       Corporate Authority.

          (a) Incorporation; Good Standing. The Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries as a whole.

          (b) Authorization. The execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings on the part of the Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any Subsidiary is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any Subsidiary so as to materially adversely affect the assets, business or any activity of the Borrower and its Subsidiaries as a whole, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or any Subsidiary or any agreement or other instrument binding upon the Borrower or any of its Subsidiaries.

          (c) Enforceability. The execution, delivery and performance of the Loan Documents by the Borrower will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

       Governmental Approvals.

     The execution, delivery and performance of the Loan Documents by the Borrower and the consummation by the Borrower of the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained and those required after the date hereof in connection with the Borrower's and its Subsidiaries'
performance  of their covenants contained  in  7,  8  and  9 hereof.

       Title to Properties; Leases.

     The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet as at the Balance Sheet Date or acquired since that date (except property and assets operated under capital leases or sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements,  liens  or other encumbrances  except  Permitted
Liens.

       Financial Statements; Solvency.

          (a) There has been furnished to the Banks (i) audited consolidated financial statements of the Borrower and its Subsidiaries dated the Balance Sheet Date, (ii) estimated pro forma financial statements of the Borrower and its Subsidiaries, and Amicon, dated January 11, 1997 and (iii) forecasted consolidated financial statements taking into account the Tylan Merger dated January 11, 1997. All said balance sheets and statements of operations have been prepared in accordance with GAAP (but, in the case of any of such financial statements which are unaudited, only to the extent GAAP is applicable to interim unaudited reports), fairly present the financial condition of the Borrower and its Subsidiaries or, to the best knowledge of the Borrower after due inquiry, Tylan and its
     Subsidiaries, as the case may be, on a consolidated basis, as at the close of business on the dates thereof and the results of operations for the periods then ended, subject, in the case of unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments and to the absence of complete footnotes. There are no contingent liabilities of the Borrower and its Subsidiaries, or of Tylan and its Subsidiaries involving material amounts, known to the officers of the Borrower, which have not been disclosed in said balance sheets and the related notes thereto or otherwise in writing to the Banks.

          (b) The Borrower and its Subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by this Agreement including the Tylan Tender Offer and the Tylan Merger) are and will be solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

       No Material Changes, Etc.

     Since the Balance Sheet Date, in the case of the Borrower and its Subsidiaries, and since December 31, 1995, in the case of Amicon, and, to the best knowledge of the
Borrower after due inquiry, since October 31, 1996, in the case of Tylan and its Subsidiaries, there have occurred no material adverse changes in the consolidated financial condition, business or assets of the Borrower and its Subsidiaries, or Tylan and its Subsidiaries, taken together, as shown on or reflected in the consolidated balance sheets of the Borrower and its Subsidiaries, or Tylan and its
Subsidiaries, as at the respective Balance Sheet Date or October 31, 1996, as applicable, or the consolidated statements of income for the period then ended other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the financial condition, business or assets of the Borrower and its Subsidiaries, or Tylan and its Subsidiaries, taken together. Since the Balance Sheet Date, in the case of the Borrower and its Subsidiaries and, to the best knowledge of the Borrower after due inquiry, since October 31, 1996 in the case of Tylan and its Subsidiaries, there have not been any Distributions (including Distributions made by Tylan) other than as permitted by 8.4 hereof. The parties agree that any charges identified in sections (e), (f), and (g) in the definition of EBITDA related to the Amicon Acquisition and the Tylan Merger shall not be deemed to be material adverse changes.

       Franchises, Patents, Copyrights, Etc.

     The Borrower and each of its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted (other than those the absence of which would not have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries as a whole) without known conflict with any rights of others other than a conflict which would not have a material adverse effect on the financial condition, business or assets of the Borrower and its Subsidiaries as a whole.

       Litigation.

          (a) Except as set forth on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board which, either in any case or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business, or assets of the Borrower and its Subsidiaries, considered as a whole, or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents to which the Borrower or any of its Subsidiaries is a party, or any action taken or to be taken pursuant hereto or thereto.

          (b) Except as set forth in Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, before any court, tribunal or administrative agency or board which contest the validity of the Tylan Tender Offer or the Tylan Merger.

       Compliance With Other Instruments, Laws, Etc.

     Neither the Borrower nor any of its Subsidiaries is (a) violating any provision of its charter documents or by-laws or (b) any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could (in the case of such agreements or such instruments) reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, business or assets of any of the Borrower and its Subsidiaries, considered as a whole.

       Tax Status.

     The Borrower and its Subsidiaries have filed all federal and state income and all other tax returns, reports and declarations (or obtained extensions with respect thereto) required by applicable law to be filed by them
(unless and only to the extent that the Borrower or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes as required by GAAP); and have paid all taxes and other governmental assessments and charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the financial condition, business or assets of the Borrower or such Subsidiary on an individual basis or of the Borrower and Subsidiary on a consolidated basis) that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and, as required by GAAP, have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except to the extent contested in the manner permitted in the preceding sentence, there are no unpaid taxes in any material amount claimed by the taxing authority of any jurisdiction to be due and owing by the Borrower or any Subsidiary, nor do the officers of the Borrower or any of its Subsidiaries know of any basis for any such claim.

       No Event of Default.

     No Default or Event of Default has occurred and is continuing.

       Holding Company and Investment Company Acts.

     Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

       Absence of Financing Statements, Etc.

     Except as permitted by 8.1 of this Agreement, there is no effective financing statement, security agreement, chattel mortgage, real estate mortgage or other documents filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interests in, any assets or property of the Borrower or any of its Subsidiaries or right thereunder.

       Employee Benefit Plans.

          (a) In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

          (b) Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of 3(1) or 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, part 6 of ERISA.) The Borrower, each of its Subsidiaries, or ERISA Affiliate, as appropriate, may terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower, Subsidiary, or ERISA Affiliate without material liability to any Person.

          (c)    Guaranteed   Pension  Plans.    Except   as
     disclosed in Schedule 6.13(c), neither the Borrower nor any of its Subsidiaries is a sponsor of, or contributor to, a Guaranteed Pension Plan.

          (d) Multiemployer Plans. None of the Borrower, any of its Subsidiaries, nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under 4201 of ERISA or as a result of a sale of assets described in 4204 of ERISA. None of the Borrower, any of its Subsidiaries, or any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or is insolvent under and within the meaning of 4241 or 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under 4041A of ERISA.

       Environmental Compliance.

     Except as set forth on Schedule 6.14:

          (a) None of the Borrower, its Subsidiaries, or any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety, waste transportation or disposal, or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries on a consolidated basis.

          (b) Except as described on Schedule 6.14, neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substances as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws, excluding household hazardous waste ("Hazardous Substances") which any one of them has generated, transported or disposed of, has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (c) (i) No portion of the Real Property or other assets of the Borrower or its Subsidiaries has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, except as would not reasonably be expected to have a material adverse effect on the business, assets or financial conditions of the Borrower and the Subsidiaries on a consolidated basis; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries, or operators of the Real Property or other assets of the Borrower and its Subsidiaries, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws, except for occurrences that would not have a material adverse effect on the business, assets or financial condition of the Borrower and Subsidiaries on a consolidated basis; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property or other assets of the Borrower or its Subsidiaries, which Releases would have a material adverse effect on the value of such properties; (iv) to the best of the Borrower's and its Subsidiaries' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property or other assets of the Borrower or its Subsidiaries which, through soil or groundwater contamination, may have come to be located on, and which would reasonably be expected to have a material adverse effect on the value of, such properties; and
     (v) in addition, any Hazardous Substances that have been generated on the Real Property or other assets of the Borrower or its Subsidiaries have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's and its Subsidiaries' knowledge, operating in compliance with such permits and applicable Environmental Laws.

          (d) None of the Real Property or other assets of the Borrower or its Subsidiaries or any of the stock (or assets) being acquired with proceeds of Loans is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

       True Copies of Charter and Other Documents.

     The Borrower has furnished the Administrative Agent copies, in each case true and complete as of the Closing Date, of (a) all charter and other incorporation documents (together with any amendments thereto) and (b) by-laws (together with any amendments thereto).

       Disclosure.

     No representation or warranty made by the Borrower in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Banks or the Administrative Agent by or on behalf of or at the request of the Borrower in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

       Permits and Governmental Authority.

     All permits (other than those the absence of which would not have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries as a whole) required for current operations of the Borrower or any of its Subsidiaries have been obtained and remain in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation. Neither the Borrower nor any of its Subsidiaries is in violation of any such permits, except for any violation which would not have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries as a whole.

       Purchase of Tylan Shares.

     As of the Closing Date, MCTG shall have received tenders of at least 50% of the Tylan Shares in accordance with the terms of the Tylan Tender Offer, which Tylan Shares are to be purchased with the proceeds of the initial Loan advanced hereunder.

       AFFIRMATIVE COVENANTS OF THE BORROWER.

     The Borrower agrees that, so long as any Obligation or any Letter of Credit is outstanding or the Banks have any obligation to make Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit hereunder or the Banks have any obligations to reimburse the Administrative Agent for advances made under any Letter of Credit, it shall, and shall cause its Subsidiaries to comply with the following covenants:

       Punctual Payment.

     The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

       Maintenance of Office.

     The Borrower will maintain its chief executive office at Bedford, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon 30 days' prior written notice to the Administrative Agent.

       Records and Accounts.

     The Borrower will, and will cause each of its Subsidiaries to, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

           Financial     Statements,    Certificates     and
Information.

     The Borrower will deliver to the Banks:

          (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, consolidated statements of cash flows, and the related consolidated statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated financial statements to be in reasonable detail, prepared, in accordance with GAAP and, with respect to the consolidated financial statements, certified by Coopers & Lybrand LLP or by other independent auditors selected by the Borrower and reasonably satisfactory to the Banks (the "Accountants");

          (b) as soon as practicable, but in any event not later than 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, copies of the consolidated balance sheet and statement of operations of the Borrower and its Subsidiaries as at the end of such quarter, subject to year end adjustments, and the related consolidated statement of cash flows, all in reasonable detail and prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) with a certification by the principal financial or accounting officer of the Borrower (the "CFO or the CAO") that the consolidated financial statements are prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) and fairly present the consolidated financial condition of the Borrower and its Subsidiaries on a consolidated basis as at the close of business on the date thereof and the results of operations for the period then ended, it being understood that no such statement need be accompanied by complete footnotes;

          (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a certificate in the form of Exhibit D hereto (the "Compliance Certificate") signed by the CFO or the CAO or corporate treasurer, stating that the Borrower and its Subsidiaries are in compliance with the covenants contained in 7, 8 and 9 hereof as of the end of the applicable period setting forth in reasonable detail computations evidencing such compliance with respect to the covenants contained in 9 hereof and that no Default or Event of Default exists, provided that if the Borrower shall at the time of issuance of such Compliance Certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrower shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto;

          (d) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the Borrower's stockholders generally;

          (e) from time to time such other financial data and other information as the Banks may reasonably request; and

          (f) on or prior to the effective date, notice of any change in the Senior Public Debt Rating and the time at which such rating shall become effective.

     The Borrower hereby authorizes each Agent and Bank to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however that such Agent or such Bank shall, to the extent allowable under law, notify the Borrower at the time any such disclosure is made (except in the case of disclosures made in the course of bank regulatory reviews); and provided further that this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which any Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time, except as to matters specifically permitted therein.

       Corporate Existence and Conduct of Business.

     The Borrower will, and will cause each Subsidiary to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; and effect and maintain its foreign qualifications (except where the failure of the Borrower or any Subsidiary to remain so qualified would not materially adversely impair the financial condition, business or assets of the Borrower and its Subsidiaries on a consolidated basis), licensing, domestication or authorization except as terminated by its Board of Directors in the exercise of its reasonable judgment; provided that such termination would not have a material adverse effect on the financial condition, business or assets of the Borrower and its Subsidiaries on a consolidated basis. The Borrower will, and will cause each Subsidiary to, continue to engage primarily in the businesses now conducted by it and in related businesses.

       Maintenance of Properties.

     The Borrower will and will cause its Subsidiaries to, cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower and its Subsidiaries may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower or Subsidiary, desirable in the conduct of its or their business and which does not in the aggregate materially adversely affect the financial condition, business or assets of the Borrower and its Subsidiaries on a consolidated basis.

       Insurance.

     The Borrower will, and will cause its Subsidiaries to, maintain with financially sound and reputable insurance companies funds or underwriters' insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrower and its Subsidiaries, in amounts substantially similar to the existing coverage policies maintained by the Borrower and its Subsidiaries, copies of which have been provided to the Administrative Agent. In addition, the Borrower will furnish from time to time, upon the Banks' request, a summary of the insurance coverage of the Borrower and its Subsidiaries, which summary shall be in form and substance satisfactory to the Banks and, if requested by any of the Banks, will furnish to the Administrative Agent and such Bank copies of the applicable policies.

       Taxes.

     The Borrower will, and will cause its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business, financial conditions, or assets of the Borrower and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or Subsidiary shall have set aside on its books adequate reserves with respect thereto as required by GAAP; and provided, further, that such Borrower or Subsidiary will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

       Inspection of Properties, Books and Contracts.

     The Borrower will, and will cause its Subsidiaries to, permit the Agents or any Bank or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Borrower and its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries, or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, their officers, all at such times and intervals as may be reasonably requested.

         Compliance  with  Laws,  Contracts,  Licenses   and
Permits; Maintenance of Material Licenses and Permits.

     The  Borrower will, and will cause each Subsidiary  to,
(i) comply with the provisions of its charter documents and by-laws; (ii) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound; and (iii) comply with all applicable laws and regulations, decrees, orders, judgments, licenses and permits ("Applicable Requirements"), except where noncompliance with such Applicable Requirements would not reasonably be expected to have a material adverse effect in the aggregate on the consolidated financial condition, properties or businesses of the Borrower and its Subsidiaries. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any Subsidiary may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower or Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

       Environmental Indemnification.

     The   Borrower  covenants  and  agrees  that  it   will
indemnify and hold the Banks and the Agents and their respective affiliates, and each of the representatives, agents and officers of each of the foregoing, harmless from and against any and all claims, expense, damage, loss or liability incurred by the Banks or the Agents (including all costs of legal representation incurred by the Banks or the Agents) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws or Applicable Requirements with respect to conditions at the Real Property or other assets of the Borrower or its Subsidiaries, or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Borrower, any of its Subsidiaries, or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive the payment of the Loans and Reimbursement Obligations and shall inure to the benefit of the Banks, the Agents and their affiliates, successors and assigns.

       Further Assurances.

     The Borrower will cooperate with the Administrative Agent and execute such further instruments and documents as the Administrative Agent shall reasonably request to carry out to the Banks' satisfaction the transactions contemplated by this Agreement.

       Notice of Potential Claims or Litigation.

     The Borrower shall deliver to the Banks, within 30 days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation wherein the potential liability would be material under the regulations of the United States Securities and Exchange Commission, together with a copy of each such notice received by the Borrower or any of its Subsidiaries.

       Notice of Certain Events Concerning Insurance.

     The Borrower will provide the Banks with written notice as to any material cancellation or material adverse change in any insurance of the Borrower or any of its Subsidiaries within ten (10) Business Days after the Borrower's and any of its Subsidiary's receipt of any notice (whether formal or informal) of such material cancellation or material change by any of its insurers.

       Notice of Default.

     The Borrower will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $5,000,000 as to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith upon obtaining actual knowledge thereof give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

       Use of Proceeds.

     The proceeds of the Loans shall be used for general corporate and working capital purposes and in connection with the Tylan Tender Offer, and to refinance existing debt and letters of credit, including the Bridge Loan and the Tylan Revolving Credit Agreement. No proceeds of the Loans shall be used in any way that will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

       Certain Transactions.

     Except as was disclosed in filings made by the Borrower, Amicon, or Tylan under the Securities Exchange Act of 1934 prior to Closing, and except for arm's length transactions pursuant to which the Borrower or any Subsidiary makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any Subsidiary are presently or shall be a party to any material transaction with the Borrower or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower or any Subsidiary, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

       Amendment to Note Purchase Agreement.

     On or before February 20, 1997, the Note Purchase Agreement will be amended, in form and substance satisfactory to the Administrative Agent, such that the incurrence of the Obligations hereunder shall not result in a default or an event of default thereunder. Until such amendment is effective or the Note Purchase Agreement is terminated, the Borrower shall ensure that $50,000,000 of the Total Commitment remains available.

       The Tylan Merger.

     As  soon  as  practicable, but in no event  later  than
March 31, 1997, the Tylan Merger shall have been successfully completed on terms no less favorable to the Borrower than the terms set forth in the Tylan Merger Agreement, and evidence thereof satisfactory to the Administrative Agent, including, without limitation, an opinion of general counsel to the Borrower as to the completion of the Tylan Merger, shall have been furnished to the Administrative Agent.

       CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower agrees that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit hereunder or the Banks have any obligation to reimburse the Administrative Agent for advances made under any Letter of Credit, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

       Restrictions on Liens.

     The Borrower will not, and will cause its Subsidiaries not to, create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the "Permitted Liens"):

          (a) Liens existing on the Closing Date and listed on Schedule 8.1(a) hereto;

          (b)   Liens to secure taxes, assessments and other
     government  charges  in  respect  of  obligations   not
     overdue;

          (c)   Deposits or pledges made in connection with,
     or   to  secure  payment  of,  workmen's  compensation,
     unemployment insurance, old age pensions or other social security obligations;

          (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, provided that such liens may continue to exist for a period of more than 120 days if the validity or amount thereof shall currently be contested by the Borrower in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto as required by GAAP and provided further that the Borrower will pay any such claim forthwith upon commencement of proceedings to foreclose any such lien;

          (e) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or any Subsidiary is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or any of its Subsidiaries, which defects do not individually or in the aggregate have a material adverse effect on the business of the Borrower or any Subsidiary individually or of the Borrower and its Subsidiaries on a consolidated basis;

          (f) Liens in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Borrower has maintained adequate reserves;

          (g)   the  rights  of  lessors  under  Capitalized
     Leases, not to exceed $15,000,000 in the aggregate at any time;

          (h) Liens with respect to receivables transferred pursuant to Permitted Receivables Transactions, which Liens are only on the receivables so transferred and secure only the obligations with respect thereto;

          (i) previously existing Liens granted by acquired Subsidiaries or businesses on the terms and conditions in effect as of the date of such acquisition, provided that such Liens shall not have been incurred in contemplation of such acquisition;

          (j) existing Liens in connection with the Tylan Revolving Credit Agreement, provided that the proceeds of the Loans advanced hereunder shall be used to discharge the Indebtedness under the Tylan Revolving Credit Agreement on or before March 31, 1997; and

          (k) other Liens securing Indebtedness of the Borrower and its Subsidiaries not to exceed $25,000,000 in the aggregate at any time outstanding.

       Restrictions on Investments.

     The  Borrower will not, and will not permit any of  its
Subsidiaries  to,  make  or permit to  exist  or  to  remain
outstanding  any  Investment  except  Investments   in   the
following ("Permitted Investments"):

          (a) marketable direct or guaranteed obligations of the United States of America or Eligible Foreign
     Banks that mature within one (1) year from the date of purchase by the Borrower;

          (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks or Eligible Foreign Banks having total assets in excess of $1,000,000,000;

          (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

          (d) Investments existing on the date hereof and listed on Schedule 8.2(d) hereto;

          (e)   Investments by the Borrower in  Subsidiaries
     existing  on  the Closing Date or as permitted  by  8.3
     hereof;

          (f) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $1,000,000 in the aggregate at any time outstanding; and

          (g) Other Investments not to exceed $20,000,000 in the aggregate.

       Merger, Consolidation, and Disposition of Assets.

     Neither the Borrower nor any Subsidiary shall be a party to any merger, consolidation or exchange of stock unless the Borrower shall be the surviving entity with respect to any such transactions to which the Borrower is a party or a Subsidiary shall be the surviving entity (and continue to be a Subsidiary) with respect to any such transactions to which one or more Subsidiaries is a party (and the conditions set forth below are satisfied), or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person except as otherwise provided in this 8.3, or sell, transfer, convey or lease any assets or group of assets including the sale or transfer of any property owned by the Borrower or any Subsidiary in order then or thereafter to lease such property or lease other property which the Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred (except
(1) transfers of personal property among Subsidiaries of the Borrower which are wholly owned by the Borrower and (2) so long as no Default or Event of Default has occurred and is continuing, or would result therefrom, sales of assets between the date hereof and the Maturity Date with an aggregate value not greater than ten percent (10%) of Consolidated Tangible Assets, as set forth in the most recent financial statements delivered to the Banks pursuant to 7.4 hereof) or sell or assign, with or without recourse, any receivables (except accounts receivable more than sixty
(60) days past due sold or assigned in the ordinary course of collecting past due accounts, or pursuant to a Permitted Receivables Transaction). Notwithstanding the foregoing, the Borrower and its Subsidiaries may purchase or otherwise acquire any or all of the assets or stock of any class of, or joint venture interest in, any Person if the following conditions have been met: (a) the proposed transaction will not otherwise create a Default or an Event of Default hereunder; (b) such entity is in substantially the same lines, related lines, or supporting lines of business as the Borrower or its Subsidiaries, provided that the cash consideration (including liabilities assumed) to be paid by the Borrower or its Subsidiaries in connection with any such acquisition (or series of related acquisitions) shall not exceed ten percent (10%) of Consolidated Tangible Assets and provided, further, that if the cash consideration (including liabilities assumed) to be paid by the Borrower or its Subsidiaries in connection with any such acquisition exceeds $5,000,000, the Borrower will provide calculations showing compliance with the covenants set forth in 9 hereof on a pro forma historical combined basis as if the transaction occurred on the first day of the period of measurement; and
(c) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired (or the owner thereof) has approved such acquisition.

       Restricted Distributions and Redemptions.

     Neither  the Borrower nor any of its Subsidiaries  will
(a) declare or pay any Distributions, or (b) redeem, convert, retire or otherwise acquire shares of any class of its capital stock (other than in connection with a merger permitted by 8.3 hereof or conversion into another form of equity of any preferred shares of the Borrower existing as of the Closing Date pursuant to the terms thereof); provided that the Borrower and its Subsidiaries, so long as no Default or Event of Default shall have occurred and be continuing, or would be created as a result of such Distribution, may pay cash dividends and redeem, convert, retire, or otherwise acquire stock in an aggregate amount not to exceed (i) $50,000,000 plus (ii) for the years ending December 31, 1997 and December 31, 1998, 50% of positive Consolidated Net Income, plus (iii) for the years ending December 31, 1999, December 31, 2000 and December 31, 2001, 75% of positive Consolidated Net Income, provided that no Distribution would be permitted for the years ending December 31, 1999, December 31, 2000 and December 31, 2001 if such Distribution would result in a ratio of pro forma
(x) Funded Debt to (y) Consolidated Net Worth plus Funded Debt in excess of 55% based on the amounts of Funded Debt and Consolidated Net Worth reported in the most recent Compliance Certificate, adjusted to give pro forma effect to such Distribution. Notwithstanding the above, any Subsidiary may make Distributions to the Borrower and the Borrower agrees that neither the Borrower nor any Subsidiary will enter into any agreement restricting Distributions from such Subsidiary to the Borrower, and warrants that no such restriction is in effect as of the Closing Date.

       Employee Benefit Plans.

     None of the Borrower, any of its Subsidiaries, or any ERISA Affiliate will:

          (a) engage in any "prohibited transaction" within the meaning of 9406 of ERISA or 4975 of the Code which could result in a material liability for the Borrower on a consolidated basis; or

          (b)   permit any Guaranteed Pension Plan to  incur
     an  "accumulated funding deficiency," as such  term  is
     defined   in  302  of  ERISA,  whether  or   not   such
     deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any guarantor pursuant to 302(f) or 4068 of ERISA; or

          (d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     The Borrower and its Subsidiaries will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Banks a copy of the most recent actuarial statement required to be submitted under 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA,
or in respect of a Multiemployer Plan, under 4041A, 4202, 4219, or 4245 of ERISA.

       FINANCIAL COVENANTS OF THE BORROWER.

     The Borrower agrees that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans or any Administrative Agent has any obligation to issue, extend or renew any Letters of Credit hereunder or the Banks have any obligation to reimburse the Administrative Agent for advances made under any Letter of Credit, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

       Funded Debt to EBITDA Ratio.

     As of the end of any fiscal quarter of the Borrower, the ratio of (a) Funded Debt as at the end of such quarter to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date shall not exceed the stated ratio for the periods set forth below:
          For the Quarters Ending:            Ratio
          On or before 12/31/97             3.25:1.00
          3/31/98 through 12/31/98          2.75:1.00
          Thereafter                        2.50:1.00

       Interest Coverage Ratio.

     As  of  the  end of any fiscal quarter,  the  ratio  of
(a) EBITDA minus Capital Expenditures for the Reference Period ending on such date to (b) Consolidated Total Interest Expense for the Reference Period ending on such date shall not be less than the stated ratio for the periods set forth below:
          For the Quarters Ending:            Ratio
        3/31/97 and 6/30/97                 3.00:1.00
        9/30/97 through 12/31/98            3.50:1.00
        Thereafter                          4.00:1.00

       CONDITIONS TO EFFECTIVENESS.

     The effectiveness of the Agreement and the obligations of the Banks to make any Loans and of any Administrative Agent to issue Letters of Credit on the Closing Date and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent which shall occur no later than January 22, 1997:

       Corporate Action.

     All corporate action necessary for the valid execution, delivery and performance by the Borrower of the Loan Documents shall have been duly and effectively taken, and evidence thereof certified by an authorized officer of the Borrower and satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

       Loan Documents, Etc.

     Each of the Loan Documents and other documents listed on the closing agenda shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Administrative Agent.

       Certified Copies of Charter Documents.

     The Administrative Agent shall have received from the Borrower a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of
(a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

       Incumbency Certificate.

     The Administrative Agent shall have received an incumbency certificate, dated as of the Closing Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrower (b) to make Syndicated Loan and Letter of Credit Requests; (d) to make Competitive Bid Quote Requests; and
(d) to give notices and to take other action on the Borrower's behalf under the Loan Documents.

       Certificates of Insurance.

     The Administrative Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, or within 15 days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Loan Documents and (ii) copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

       Opinions of Counsel.

     The Administrative Agent shall have received favorable legal opinions from outside counsel to the Borrower, addressed to the Administrative Agent, dated the Closing Date, in form and substance satisfactory to the Administrative Agent.

       Existing Debt.

     The Administrative Agent shall have received a payoff letter with respect to the Bridge Loan indicating the amount of the loan obligations of the Borrower to be discharged on or about January 24, 1997.

       Satisfactory Financial Condition.

     No material adverse change, in the judgment of the Administrative Agent, shall have occurred in the financial condition, results of operations, business, properties or prospects of the Borrower and its Subsidiaries, or Amicon, or Tylan and its Subsidiaries, taken as a whole, since the most recent financial statements and projections provided to the Administrative Agent.

       Lien Searches.

     The   Administrative  Agent  shall  have  received  the
results of lien searches demonstrating that there are no liens on the assets of the Borrower or Tylan, other than Permitted Liens.

       Fees.

     The  Borrower  shall  have paid to  the  Administrative
Agent all fees, including legal fees, required to be paid as of the Closing Date.

       CONDITIONS TO LOANS.

     The obligations of the Banks to make any Loan and the obligation of the Administrative Agent to issue, extend, or renew any Letter of Credit at the time of and subsequent to the Closing Date is subject to the following conditions precedent:

       Representations True.

     Each of the representations and warranties of the Borrower contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension, or renewal of such Letter of Credit, as applicable, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse to the business, assets or financial condition of the Borrower and its Subsidiaries as a whole, and to the extent that such representations and warranties relate expressly and solely to an earlier date).

       Performance; No Event of Default.

     The Borrower and its Subsidiaries shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the making of any Loan or the issuance, extension or renewal of any Letter of Credit, and at the time of the making of any Loan, there shall exist no Default or Event of Default or condition which would result in a Default or an Event of Default upon consummation of such Loan or the issuance, extension, or renewal of such Letter of Credit, as applicable. Each request by the Borrower for a Loan and each request for issuance, extension or renewal of a Letter of Credit shall constitute certification by the Borrower that the conditions specified in 11.1 and 11.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance, extension or renewal.

       No Legal Impediment.

     No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Banks would make it illegal for the Banks to make Loans or for the Administrative Agent to issue, extend or renew Letters of Credit hereunder.

       Governmental Regulation.

     The Banks shall have received from the Borrower and its Subsidiaries such statements in substance and form reasonably satisfactory to the Banks as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

       Proceedings and Documents.

     All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall have been delivered to the Banks as of the date of the making of such Loan in substance and in form satisfactory to the Banks, including without limitation a Syndicated Loan Request in the form attached hereto as Exhibit C-1 and a Letter of Credit Request in the form of Exhibit C-2, and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

        EVENTS  OF  DEFAULT;  ACCELERATION;  TERMINATION  OF
COMMITMENT.


       Events of Default and Acceleration.

     If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay any interest or fees or other amounts owing hereunder within three
     (3) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower shall fail to comply with the covenants contained in 7, 8 or 9 hereof;

          (d) the Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) and such failure shall not be remedied within 30 days after written notice of such failure shall have been given to the Borrower by the Administrative Agent or any of the Banks;

          (e) any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

          (f) the Borrower or any of its Subsidiaries shall fail to pay when due, or within any applicable period of grace, any Indebtedness in an aggregate amount greater than $5,000,000, or fail to observe or perform any material term, covenant or agreement contained in any one or more agreements by which it is bound, evidencing or securing any Indebtedness in an aggregate amount greater than $5,000,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or terminate its commitment with respect thereto;

          (g) the Borrower or any Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any Subsidiary or of any substantial part of the assets of the Borrower or commences any case or other proceeding relating to the Borrower or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against the Borrower or any Subsidiary or the Borrower or any Subsidiary indicates its approval thereof, consent thereto or acquiescence therein;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary in an involuntary case under federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than 30 days, whether or not consecutive;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any Subsidiary which, with other outstanding final judgments against the Borrower and its Subsidiaries exceeds in the aggregate $5,000,000 after taking into account any undisputed insurance coverage;

          (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any Subsidiary or any Subsidiary to the PBGC or the Plan in an aggregate amount exceeding $5,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan;

          (k) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

          (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
     Act) of 20% or more of the outstanding shares of common voting stock of the Borrower or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration to the extent permitted by law or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in 12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Bank. Upon demand by the Majority Banks after the occurrence of any Event of Default, the Borrower shall immediately provide to the Administrative Agent cash in an amount equal to the aggregate Maximum Drawing Amount to be held by the Administrative Agent as collateral security for the Reimbursement Obligations.

       Termination of Commitments.

     If any Event of Default pursuant to 12.1(g) or 12.1(h) hereof shall occur, any unused portion of the Total Commitment hereunder shall forthwith terminate and the Banks and the Administrative Agent shall be relieved of all obligations to make Loans to or to issue, extend or renew Letters of Credit for the account of the Borrower; or if any other Event of Default shall occur, the Majority Banks may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the Total Commitment hereunder, and, upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks and the Administrative Agent shall be relieved of all further obligations to make Loans to or to issue, extend or renew Letters of Credit for the account of the Borrower hereunder. No termination of any portion of the Commitment Percentage hereunder shall relieve the Borrower of any of its existing Obligations to the Banks or the Administrative Agent hereunder or elsewhere.

       Remedies.

     In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to 12.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, with the consent of the Majority Banks but not otherwise, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Administrative Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

       SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank, and (ii) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

       EXPENSES.

     Whether or not the transactions contemplated herein shall be consummated, the Borrower hereby promises to reimburse the Administrative Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees) incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof.
The    Borrower   further   promises   to   reimburse    the
Administrative Agent and the Banks for all reasonable out-of-pocket fees and disbursements (including all reasonable legal fees and the allocable cost of in-house attorneys'
fees)   incurred   or  expended  in  connection   with   the
enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or thereunder, or in
connection  with  any  litigation,  proceeding  or   dispute
hereunder  in any way related to the credit hereunder.   The
Borrower also promises to pay the Administrative Agent all reasonable out-of-pocket fees and disbursements incurred or
expended  in  connection  with  the  Competitive  Bid   Loan
procedure  under  4  hereof,  or  in  connection  with   the
syndication of the Syndicated Loans hereunder. The Borrower will pay any taxes (including any interest and penalties in respect thereof) other than any Bank's or the Administrative Agent's Income Taxes payable on or with respect to the transactions contemplated by this Agreement (the Borrower
hereby   agreeing   to   indemnify   each   Bank   and   the
Administrative Agent with respect thereto).

       THE AGENTS.

       Appointment, Powers and Immunities.

     Each Bank hereby irrevocably appoints and authorizes FNBB to act as Administrative Agent hereunder and under the other Loan Documents, and to exercise such powers as are reasonably incidental thereto and as are set forth in this Agreement and the other Loan Documents. The Administrative Agent hereby acknowledges that it does not have the authority to negotiate any agreement which would bind the Banks or agree to any amendment, waiver or modification of any of the Loan Documents or bind the Banks except as set forth in this Agreement or the Loan Documents. Except as provided in this Agreement and in the other Loan Documents, the Administrative Agent shall take action or refrain from acting only upon instructions of the Banks. It is agreed that the duties, rights, privileges and immunities of the Administrative Agent, in its capacity as issuer of Letters of Credit hereunder, shall be identical to the duties, rights, privileges and immunities of the Administrative Agent as provided in this 15. The Administrative Agent shall not have any duties or responsibilities or any fiduciary relationship with any Bank except those expressly set forth in this Agreement. Neither the Administrative Agent nor any of its affiliates shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any other Person whether contained herein or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Administrative Agent in its separate capacity as a Bank shall have the same rights and powers hereunder as any other Bank.

       Actions By Administrative Agent.

     The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement as reasonably deemed appropriate unless it shall first have received the consent of the Banks and shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with the instruction of the Banks, and such instruction and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or any Letter of Credit Participation.

       Indemnification.

     Without limiting the obligations of the Borrower and its Subsidiaries hereunder or under any other Loan Document, the Banks agree to indemnify the Agents, ratably in accordance with their respective Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agents in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agents (or any agent thereof), IT BEING THE INTENT OF THE PARTIES HERETO THAT THE AGENTS SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE.

       Reimbursement.

     Without limiting the provisions of 5.1(a), 5.13, and 13, the Administrative Agent shall not be obliged to make available to any Person any sum which the Administrative Agent is expecting to receive for the account of that Person until the Administrative Agent has determined that it has received that sum. The Administrative Agent may, however, disburse funds prior to determining that the sums which the Administrative Agent expects to receive have been finally and unconditionally paid to the Administrative Agent, if the Administrative Agent wishes to do so. If and to the extent that the Administrative Agent does disburse funds and it later becomes apparent that the Administrative Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Administrative Agent made the funds available shall, on demand from the Administrative Agent, refund to the Administrative Agent the sum paid to that Person. If, in the opinion of the Administrative Agent, the distribution of any amount received by it in such capacity hereunder or under the Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

       Documents.

     The Administrative Agent will forward to each Bank, promptly after receipt thereof, a copy of each notice or other document furnished to the Administrative Agent for such Bank hereunder; provided, however, that, notwithstanding the foregoing, the Administrative Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications. The Documentation Agent shall have no responsibility to the Banks with respect to the documents hereunder.

       Non-Reliance on Agents and Other Banks.

     Each Bank represents that it has, independently and without reliance on the Agents or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrower and the decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agents or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. Except as herein expressly provided to the contrary, the Agents shall not be required to keep informed as to the performance or observance by the Borrower of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any Person which may come into the possession of the Agents or any of their affiliates. Each Bank shall have access to all documents relating to the Administrative Agent's performance of its duties hereunder at such Bank's request. Unless any Bank shall promptly object to any action taken by the Administrative Agent hereunder of which such Bank has actual knowledge (other than actions which require the prior consent of such Bank in accordance with the terms hereof or to which the provisions of 15.8 are applicable and other than actions which constitute gross negligence or willful misconduct by the Agents), such Bank shall be presumed to have approved the same.

       Resignation of Administrative Agent.

     The Administrative Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Banks (other than the resigning Administrative Agent) shall have the right to appoint a successor Administrative Agent from among the Banks. If no successor to such Administrative Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent from among the remaining Banks, which shall be a financial institution having a combined capital and surplus in excess of $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. Any new Administrative Agent appointed pursuant to this 15.7 shall immediately issue new Letters of Credit in place of Letters of Credit previously issued, or if acceptable to the resigning Administrative Agent, issue letters of credit in favor of the resigning Administrative Agent as security for the outstanding Letters of Credit and shall in due course replace all Letters of Credit previously issued by the resigning Administrative Agent.

        Action  by the Banks, Consents, Amendments, Waivers,
Etc.

     Any action to be taken (including the giving of notice) may be taken, any consent or approval required or permitted by the Agreement or any other Loan Document to be given by the Banks may be given, any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned herein or therein may be amended, and the performance or observance by the Borrower or any other Person of any of the terms hereof or thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Majority Banks; provided, however, that no such consent or amendment which affects the rights, duties or liabilities of either Agent shall be effective without the written consent of such Agent. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by ALL of the
Banks:  (a)  increase  the principal  amount  of  the  Total
Commitment (or subject the Banks to any additional obligations); (b) reduce the principal of or interest on the Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder; (c) postpone any date fixed for any payment in respect of principal or interest (including, without limitation, interest on overdue amounts) on the Notes, or any fee hereunder; (d) change the definition of "Majority Banks" or the number of Banks which shall be required for the Banks or any of them to take any action under the Loan Documents; (e) amend this 15.8; or
(f) change the Commitment Percentage of any Bank, except as permitted under 18 hereof.

       Holders of Notes.

     The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

       Administrative Agent's Fee.

     The Borrower shall pay to the Administrative Agent, for the Administrative Agent's own account, on the Closing Date and on each anniversary thereof, an annual Administrative Agent's fee in an amount previously agreed to in that certain letter agreement, dated December 20, 1996, between the Borrower and the Administrative Agent.

       INDEMNIFICATION.

     The Borrower agrees to indemnify and hold harmless the Banks and the Agents and their affiliates, as well as the Banks' and the Agents' and their affiliates' shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether created by statute or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of any indemnified party. In any investigation, enforcement matter, proceeding or litigation, or the preparation therefor, the Banks and the Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation against the Banks by third parties, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of its choice at its expense, provided that such counsel shall be reasonably satisfactory to the Banks. The covenants of this 16 shall survive payment or satisfaction of payment of amounts owing with respect to any Note or any other Loan Document, IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE.

       SURVIVAL OF COVENANTS, ETC.

     Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Banks and the Agents, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit by the Administrative Agent, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Obligation, any Letter of Credit or any Note remains outstanding and unpaid or any Bank has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend, or renew any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

       ASSIGNMENT AND PARTICIPATION.

     It is understood and agreed that each Bank shall have the right to assign at any time all or a portion of its Commitment Percentage and interests in the risk relating to the Loans, outstanding Letters of Credit and its Commitment hereunder in an amount equal to or greater than $10,000,000 (which assignment shall be of an equal percentage of the Commitment, the Loans and outstanding Letters of Credit unless otherwise agreed to by the Administrative Agent) to additional banks or other financial institutions with the prior written approval of the Administrative Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower, which approvals shall not be unreasonably withheld. Any Bank may at any time, and from time to time, assign to any branch, lending office, or affiliate or such Bank all or any part of its rights and obligations under the Loan Documents by notice to the Administrative Agent and the Borrower. It is further agreed that each bank or other financial institution which executes and delivers to the Administrative Agent and the Borrower hereunder an Assignment and Acceptance substantially in the form of Exhibit E hereto (an "Assignment and Acceptance") together with an assignment fee in the amount of $2,500 payable by the assigning Bank to the Administrative Agent, shall, on the date specified in such Assignment and Acceptance, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its portion of the Commitment, the Loans and Letters of Credit shall be as set forth in such Assignment and Acceptance. The Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Upon the execution and delivery of such Assignment and Acceptance, (a) the Borrower shall issue to the bank or other financial institution a Syndicated Note in the amount of such bank's or other financial institution's Commitment dated the date of the assignment or such other date as may be specified by the Administrative Agent, and otherwise completed in substantially the form of Exhibit A and, to the extent any assigning Bank has retained a portion of its obligations hereunder, a replacement Syndicated Note to the assigning Bank reflecting its assignment; (b) to the extent applicable, the Borrower shall issue a Competitive Bid Note in substantially the form of Exhibit B (and a replacement Competitive Bid Note); (c) the Administrative Agent shall distribute to the Borrower, the Banks and such assignee bank or financial institution a schedule reflecting such changes; and (d) this Agreement shall be appropriately amended to reflect (i) the status of the assignee bank or financial institution as a party hereto and (ii) the status and rights of the Banks hereunder.

     Each Bank shall also have the right to grant participations to one or more banks or other financial institutions in its Commitment, the Loans and outstanding Letters of Credit. The documents evidencing any such participation shall limit such participating bank's or financial institution's voting rights with respect to the matters set forth in 15.8 of this Agreement which require the vote of all Banks.

     Notwithstanding the foregoing, no assignment or participation shall operate to increase the Commitment hereunder or otherwise alter the substantive terms of this Agreement, and no Bank which retains a Commitment hereunder shall have a Commitment of less than $10,000,000 (as such amount may be reduced upon reductions in the Total Commitment pursuant to 2.3 hereof) unless the Administrative Agent and the Borrower shall have consented to such lesser amount.

     Anything contained in this 18 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under 4 of the Federal Reserve Act, 12 U.S.C. 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

       PARTIES IN INTEREST.

     All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided that the Borrower shall not assign or transfer its rights hereunder without the prior written consent of each of the Banks.

       NOTICES, ETC.

     Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first class mail, postage prepaid, or sent by telegraph, telex or facsimile and confirmed by letter, addressed as follows:

          (a) if to the Borrower, at 80 Ashby Road, Bedford, MA 01730-2271, Attention: President, facsimile number (617) 533-3162, with a copy to the General Counsel of the Borrower at the same address; or

          (b) if to FNBB or the Administrative Agent, at The First National Bank of Boston, 100 Federal Street,
     Boston,  MA  02110,  Attention: Elizabeth  C.  Everett,
     Director, facsimile number: (617) 434-0819;

or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five (5) Business Days after the posting thereof, and (c) if sent by telex, facsimile, or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

       MISCELLANEOUS.

     The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

       CONSENTS, ETC.

     Neither  this  Agreement nor any  term  hereof  may  be
changed, waived, discharged or terminated, except as provided in this 22, subject to the provisions of 15.8. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the Banks. To the extent permitted by law, no course of dealing or delay or omission on the part of any of the Banks or the Administrative Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

       PARI PASSU TREATMENT.

     Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Banks, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Bank divided by the aggregate outstanding principal amount of all Obligations.

       CONFIDENTIALITY.

     Each Bank and Agent agrees to hold any confidential information that it may receive from the Borrower pursuant to this Agreement or any other Loan Document in confidence, except for disclosure: (a) to any other Bank or Agent; (b) to legal counsel and accountants for the Borrower or any
Bank or Agent; (c) to other professional advisors to the Borrower or any Bank or Agent, provided that the recipient has delivered to such Bank or Agent, as applicable, a written confidentiality agreement substantially similar to this 24; (d) to regulatory officials having jurisdiction over any Bank or Agent; (e) as required by law or legal process or in connection with any legal proceeding to which any Bank or Agent and the Borrower (or any Subsidiary of the Borrower) are adverse parties; and (f) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of any Bank's or Agent's interests hereunder or a participation interest in its Syndicated Note or Competitive Bid Note, provided that the recipient has delivered to such Bank or Agent, as applicable, a written confidentiality agreement substantially similar to this 24. Each Bank and Agent further agrees that it will not use any such confidential information in any activity or for any purpose other than the administration of the credit facilities extended to the Borrower under this Agreement. For purposes of the foregoing, "confidential information" shall mean any information respecting the Borrower or its Subsidiaries reasonably considered to be, is treated as, and is marked as, confidential by the Borrower, other than (i) information previously filed with any governmental agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, any Bank or Agent, (iii) information already known by any Bank or Agent or the other party in question other than as a result of a breach of this Agreement, and
(iv) information previously disclosed by the Borrower or any Subsidiary to any Person not associated with the Borrower without a written confidentiality agreement substantially similar to this 24. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of any Bank or Agent to the Borrower or any Subsidiary.

       WAIVER OF JURY TRIAL.

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENTS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENTS AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BECAUSE OF, AMONG OTHER THINGS, THE BORROWER'S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

       GOVERNING LAW.

     THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF
MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE BANKS OR THE AGENTS UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

       SEVERABILITY.

     The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

       FINAL AGREEMENT.

     THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.



                           MILLIPORE CORPORATION


                           By:_____________________________
                           ____
                              Name:
                              Title:



                           THE   FIRST  NATIONAL   BANK   OF
                           BOSTON,   Individually   and   as
                           Administrative Agent



                           By:_____________________________
                           ______
                              Name:
                              Title:


                           ABN  AMRO BANK N.V., Individually
                           and as Documentation Agent



                           By:_____________________________
                           ______
                              Name:
                              Title:



                           By:_____________________________
                           ______
                              Name:
                              Title:

BOS-BUS:358151



                     FIRST AMENDMENT TO
                 REVOLVING CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "First Amendment") is made and entered into as of February 11, 1997, by and among (a) MILLIPORE CORPORATION, a Massachusetts corporation having its principal place of business at 80 Ashby Road, Bedford, MA 01730 (the "Borrower"), (b) THE FIRST NATIONAL BANK OF BOSTON, a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110 ("FNBB"), ABN AMRO BANK N.V., with its Boston branch at One Post Office Square, Boston, Massachusetts 02109 ("ABN"), and the other lending institutions party hereto (collectively with FNBB and ABN, the "Banks") and (c) THE FIRST NATIONAL BANK OF BOSTON, as administrative agent for the Banks (the "Administrative Agent") and ABN AMRO BANK N.V., as documentation agent for the Banks (the "Documentation Agent," and collectively with the Administrative Agent, the "Agents").

     WHEREAS, the Borrower, FNBB, ABN, and the Agents entered into a Revolving Credit Agreement dated as of January 22, 1997 (the "Credit Agreement"), pursuant to which
FNBB and ABN extended credit to the Borrower on the terms set forth therein;

     WHEREAS, FNBB and ABN (collectively, the "Assignor Banks") wish to assign interests in their Syndicated Loans, Letter of Credit Participations, Commitments, and other rights, interests and obligations under the Credit Agreement to the other financial institutions listed on Schedule 1 attached hereto (collectively, the "Assignee Banks"), and the Assignee Banks wish to assume such interests and become parties to the Credit Agreement, all as set forth in this First Amendment; and

     WHEREAS, the parties desire to amend the Credit
Agreement to reflect such assignments and to amend certain terms of the Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Credit Agreement as follows:

          Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

          Amendment to 1.1.  The following definitions in
1.1 of the Credit Agreement are hereby amended to read as follows:

     Drawdown Date. The date on which any Loan is made or is to be made, or any Loan is converted or continued in accordance with 2.7.

     Permitted Receivables Transaction. Any sale or sales (including on a revolving basis) of, and/or securitization of, any accounts receivable of the Borrower and/or any of its Subsidiaries not to exceed $100,000,000 in the aggregate at any one time outstanding.

          Amendment to 2.3(c). Section 2.3(c) is hereby amended to read as follows:

     (c) In the event that the Note Purchase Agreement is not amended on or before February 20, 1997, the Borrower may request that the Total Commitment be increased by $50,000,000 hereunder, which increase is subject to the approval of the Administrative Agent; provided, however, that in the event that such an increase is approved, (i) any Bank which is a party to this Agreement prior to such increase shall not be required to increase its Commitment hereunder, (ii) such Bank's Commitment Percentage shall be correspondingly decreased to reflect such increase in the Total Commitment, and (iii) any such increase and the $50,000,000 of Total Commitment reserved pursuant to 7.18 shall be used to repay the Borrower's obligations under the Note Purchase Agreement.

          Amendment to 3.2(a). Section 3.2(a) is amended by substituting the phrase, "date of any drawing under any Letter of Credit" for the phrase, "Drawdown Date" in subsection (ii) thereof.

          Amendment to 11.1. Section 11.1 is amended by substituting the phrase, "any Drawdown Date" for the phrase, "the making of such Loan."

          Amendment to 12.1(f). Section 12.1(f) is amended by inserting the phrase, "any obligation in respect of" immediately prior to the first occurrence of the words, "any
Indebtedness."

          Amendment of 18. Section 18 is amended by deleting the word "Percentage" immediately following the word "Commitment" in the first sentence thereof.

          Waiver of the Requirements of 18. The parties hereto hereby agree that, to the extent that the actions taken in connection with the assignments contemplated hereunder do not comply with certain requirements set forth in 18, such requirements are hereby waived by all parties, and the assignments made pursuant to this First Amendment shall be fully effective to the same extent as if all such requirements had been fulfilled.

          Amendment to Schedule 1 to the Credit Agreement.
Schedule 1 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and substituting the
Schedule 1 attached hereto in place thereof. The parties hereto hereby acknowledge and agree that each reference to
Schedule 1 in the Credit Agreement or any other Loan
Document shall henceforth be a reference to Schedule 1 attached hereto or as subsequently amended.

          Assignment.

     (a) Each Assignor Bank hereby sells and assigns to the Assignee Banks, and each Assignee Bank hereby purchases and assumes without recourse to the Assignor Banks, an interest in and to the rights, benefits, indemnities and obligations of the Assignor Banks under the Credit Agreement equal to such Assignee Bank's Commitment Percentage (as set forth on
Schedule 1 hereto) in respect of the Total Commitment and the Letter of Credit Participations, each as in effect immediately prior to the Effective Date (as hereinafter defined).

     (b) Each of FNBB and ABN represents and warrants that, as of the date hereof, (i) ABN's Commitment is $100,000,000, its Commitment Percentage is 22.2222%, and the aggregate outstanding principal balance of its Syndicated Loans equals $60,000,000 and (ii) FNBB's Commitment is $350,000,000, its
Commitment Percentage is 77.7778%, and the aggregate outstanding principal balance of its Syndicated Loans equals $210,000,000 (in each case, before giving effect to the assignments contemplated hereby or any contemplated assignments which have not yet become effective),
(iii) there are no outstanding Letters of Credit, and (iv) there are no outstanding Competitive Bid Loans.

     (c) Each Assignor Bank (i) represents and warrants that it is legally authorized to enter into this First Amendment, but otherwise makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution (other than on the part of the Assignor Banks), legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries, or the performance or observance by the Borrower or any of its Subsidiaries or any of their respective Subsidiaries in respect of any of the Obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto.

     (d) Each of the Assignee Banks (i) represents and warrants that (A) it is duly and legally authorized to enter into this First Amendment, (B) the execution, delivery and performance of this First Amendment do not conflict with any provision of law or of the charter or bylaws of such Assignee Bank, or of any agreement binding on such Assignee Bank, and (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this First Amendment, and to render the same the legal, valid and binding obligation of each of the Assignee Banks, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement and each of the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to 6.4 and 7.4 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this First Amendment; (iii) agrees that it will, independently and without reliance upon any Assignor Bank, any Agent, or any Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) agrees to treat in confidence any "confidential information" obtained by it concerning the Borrower and its Subsidiaries in accordance with the terms of 24 of the Credit Agreement.

     (e) From and after the Effective Date, each of the Assignee Banks shall be a party to the Credit Agreement, shall become a "Bank" for all purposes under the Credit
Agreement and the Loan Documents, and shall have the rights and obligations of a Bank thereunder.

          Representations and Warranties. The Borrower represents and warrants as follows:

     (a) The execution and delivery of this First Amendment, the Replacement Notes (as hereinafter defined), the Competitive Bid Notes, and the Credit Agreement, as modified by this First Amendment, and the performance of the transactions contemplated hereby and thereby (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings on the part of the Borrower, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower so as to materially adversely affect the assets, business or any activity of the Borrower, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or any agreement or other instrument binding upon the Borrower. There have been no amendments to the charter documents or bylaws of the Borrower since January 22, 1997.

     (b) The execution and delivery of this First Amendment, the Replacement Notes, the Competitive Bid Notes, and the Credit Agreement, as modified by this First Amendment, and the performance of the transactions contemplated hereby and thereby will result in valid and legally binding obligations of the Borrower party thereto enforceable against the Borrower in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (c) The execution and delivery by the Borrower of this First Amendment, the Replacement Notes, the Competitive Bid Notes, and the Credit Agreement, as modified by this First Amendment, and the consummation by the Borrower of the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     (d) The representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement, the Replacement Notes, the Competitive Bid Notes, or this First Amendment were true as of the date as of which they were made and are true at and as of the Effective Date with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly and solely to an earlier date).

     (e) The Borrower has performed and complied with all terms and conditions in the Credit Agreement and this First
Amendment required to be performed or complied with by it prior to or at the Effective Date, and no Default or Event of Default or condition which would result in a Default or Event of Default has occurred and is continuing.

          Ratification, etc. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This First Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this First Amendment.

          GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS) AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS.

          Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

          Effectiveness. This First Amendment shall become effective upon the satisfaction of each of the following conditions (the "Effective Date"):

     (a) This First Amendment shall have been executed and delivered by the respective parties hereto;

     (b)  The Borrower shall have executed and delivered
(i) to each Assignor Bank a replacement Syndicated Note and
(ii) to each Assignee Bank a Syndicated Note, in each case in substantially the form of Exhibit A to the Credit Agreement and in an amount equal to such Bank's Commitment Percentage (as reflected on Schedule 1 attached hereto) multiplied by the Total Commitment (collectively, the "Replacement Notes"), and (iii) to each Assignee Bank so requesting, a Competitive Bid Note in substantially the form of Exhibit B to the Credit Agreement;

     (c) All corporate action necessary for the valid execution and delivery by the Borrower of this First
Amendment, the Credit Agreement, as amended by this First
Amendment, the Replacement Notes, and the Competitive Bid
Notes, and the performance of the transactions contemplated hereby and thereby shall have been taken, and satisfactory evidence thereof shall have been provided to the Administrative Agent; and

     (d) The Administrative Agent shall have received a favorable opinion addressed to the Administrative Agent dated the Effective Date, in form and substance satisfactory to the Administrative Agent, regarding the authority, the due and valid execution and delivery, and the enforceability of this First Amendment, the Replacement Notes, and the Competitive Bid Notes.

          Return of Old Notes. As soon as practicable after the Effective Date, each Assignor Bank shall return to the Borrower marked "Substituted" its Syndicated Note issued by the Borrower to such Assignor Bank on the Closing Date.

     IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment under seal as of the date first set forth above.


                              THE BORROWER:

                              MILLIPORE CORPORATION


                              By:

                              Name:

                              Title:



                              THE BANKS AND AGENTS:

                              THE FIRST NATIONAL BANK OF
                              BOSTON, individually and as
                              Agent


                              By:
                                   Elizabeth C. Everett
                                   Director


                              ABN AMRO BANK N.V.


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:



                              THE DAI-ICHI KANGYO
                              BANK, LTD.


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              THE SUMITOMO BANK, LIMITED


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              THE SAKURA BANK, LIMITED
                              NEW YORK BRANCH


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              THE CHASE MANHATTAN BANK


                              By:
                                   Name:
                                   Title:


                              BANK OF TOKYO-MITSUBISHI TRUST
                              COMPANY


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              CREDIT LYONNAIS NEW YORK
                              BRANCH


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              THE BANK OF NOVA SCOTIA


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              FLEET NATIONAL BANK


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              MELLON BANK, N.A.


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              STATE STREET BANK AND TRUST
                              COMPANY


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              CITIZENS BANK OF MASSACHUSETTS


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              THE SANWA BANK, LIMITED


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:


                              YASUDA TRUST & BANKING CO.


                              By:
                                   Name:
                                   Title:


                              By:
                                   Name:
                                   Title:



                                                  SCHEDULE 1


                 BANKS; COMMITMENT PERCENTAGES


            BANK                   COMMITMENT PERCENTAGE
The First National Bank of
Boston
Domestic and Eurodollar                10.00000000%
Lending Office:
 100 Federal Street
 Boston, MA  02110
 Attention:    Elizabeth C.
Everett, Director
 Fax Number:  (617) 434-0819

ABN Amro Bank N.V.
Domestic and Eurodollar
Lending Office:                        10.00000000%
 One Post Office Square, 39th
Floor
 Boston, MA  02109
 Attention:  Charles Wahle
 Fax Number:  (617) 988-7910

The Dai-Ichi Kangyo Bank,
Ltd.
Domestic and Eurodollar                 4.44444444%
Lending Office:
 One World Trade Center,
Suite 4911
 New York, NY  10048
 Attention:  Tom Fennessey
 Fax Number:  (212) 524-0579

The Sumitomo Bank, Limited
Domestic and Eurodollar
Lending Office:                         4.44444444%
 U.S. Corporate Department
 277 Park Avenue
 New York, NY  10172
 Attention:  Angelo
Balestrieri
 Fax Number:  (212) 224-5188

The Sakura Bank, Limited
New York Branch
Domestic and Eurodollar                 4.44444444%
Lending Office:
 277 Park Avenue, 45th floor
 New York, NY  10172
 Attention:  Shelly Yu
 Fax Number:  (212) 888-7651

The Chase Manhattan Bank
Domestic and Eurodollar
Lending Office:                         8.70370370%
 999 Broad Street
 Bridgeport, CT  06604
 Attention:  David Nackley
 Fax Number:  (203) 382-6314

Bank of Tokyo-Mitsubishi
Trust Company
Domestic and Eurodollar                 8.70370370%
Lending Office:
 1251 Avenue of the Americas
 New York, NY  10020-1104
 Attention:  Frederick Leone,
Esq.
 Fax Number:  (212) 782-6420

Credit Lyonnais New York
Branch
Domestic and Eurodollar                 6.11111111%
Lending Office:
 53 State Street
 Boston, MA  02110
 Attention:  David O'Connell
 Fax Number:  (617) 723-4803

The Bank of Nova Scotia
Domestic and Eurodollar
Lending Office:                         6.11111111%
 101 Federal Street, 16th
floor
 Boston, MA  02210
 Attention:  Mike Bradley
 Fax Number:  (617) 951-2177

Fleet National Bank
Domestic and Eurodollar
Lending Office:                         8.70370370%
 One Federal Street, MAOFO305
 Boston, MA  02211
 Attention:  Amy Tsokanis
 Fax Number:  (617) 346-0590

Mellon Bank, N.A.
Domestic and Eurodollar
Lending Office:                         4.44444444%
 One Boston Place, Aim #024-
006A
 Boston, MA  02108
 Attention:  Rita Long
 Fax Number:  (617) 722-7994

State Street Bank and Trust
Company
Domestic and Eurodollar                 4.44444444%
Lending Office:
 225 Franklin Street, M2
 Boston, MA  02110
 Attention:  Fran Rust
 Fax Number:  (617) 664-3675

Citizens Bank of
Massachusetts
Domestic and Eurodollar                 4.44444444%
Lending Office:
 55 Summer Street, 4th floor
 Boston, MA  02110
 Attention:  Bruce Bernier
 Fax Number:  (617) 422-8354

Morgan Guaranty Trust
Company of New York
Domestic and Eurodollar                 4.44444444%
Lending Office:
 60 Wall Street
 New York, NY  10260
 Attention:  Deborah Brodheim
 Fax Number:  (212) 648-5018

The Sanwa Bank, Limited
Domestic and Eurodollar
Lending Office:                         6.11111111%
 Park Avenue Plaza
 55 East 52nd Street
 New York, NY  10055
 Attention:  Renko Hara
 Fax Number:  (212) 754-2368

For credit matters, please
copy correspondence to:
 One Financial Center, 2812
 Boston, MA  02111
 Attention:  Dale Edmunds
 Fax Number:  (617) 350-7212

Yasuda Trust & Banking Co.
Domestic and Eurodollar
Lending Office:                         4.44444444%
 666 5th Avenue
 New York, NY  10103
 Attention:  Ken Nasto
 Fax Number:  (212) 373-5796



                           WAIVER TO
                  REVOLVING CREDIT AGREEMENT

       WAIVER AGREEMENT (this "Waiver Agreement") TO THE REVOLVING CREDIT AGREEMENT dated as of January 22, 1997, as amended (the "Credit Agreement") made and entered into as of February 18, 1997, by and among (a) MILLIPORE CORPORATION, a Massachusetts corporation having its principal place of business at 80 Ashby Road, Bedford, MA 01730-2271 (the "Borrower"), (b) THE FIRST NATIONAL BANK OF BOSTON, a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110 ("FNBB"), ABN AMRO BANK N.V., with its Boston branch at One Post Office Square, Boston, Massachusetts 02109 ("ABN"), and the other lending institutions party thereto (collectively with FNBB and ABN, the "Banks") and (c) THE FIRST NATIONAL BANK OF BOSTON, as administrative agent for the Banks (the "Administrative Agent") and ABN AMRO BANK N.V., as documentation agent for the Banks (the "Documentation Agent," and collectively with the Administrative Agent, the "Agents").

      WHEREAS, the Agents and the Banks have agreed to waive certain provisions of the Credit Agreement on the conditions and for the period as hereinafter set forth;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

     2.   Waiver of 7.18 of the Credit Agreement.

           (a) Any Event of Default which would otherwise occur under 7.18 as a result of the Borrower's failure to amend the Note Purchase Agreement on or before February 20, 1997 is hereby waived, provided that the Note Purchase Agreement shall be amended on or before March 21, 1997 and provided further that until such amendment is effective or the Note Purchase Agreement is terminated, the Borrower shall ensure that $50,000,000 of the Total Commitment remains available.

          (b) The Agents, the Banks, and the Borrower further agree that the Borrower may request an increase in the Total Commitment, subject to the conditions set forth in 2.3(c) of the Credit Agreement, as amended, in the event that the Note Purchase Agreement is not amended on or before March 21, 1997.

      3. Ratification, etc. Except as expressly waived or amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect.

     4. Counterparts. This Waiver Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Banks.

      5. Effectiveness. This Waiver Agreement shall become effective upon its execution and delivery by the respective parties hereto.

      IN WITNESS WHEREOF, each of the undersigned have duly executed this Waiver Agreement under seal as of the date first set forth above.


                         THE BORROWER:

                         MILLIPORE CORPORATION


                         By:
                            Jeffrey Rudin, Corporate Vice
                         President


                         THE BANKS AND AGENTS:

                         THE FIRST NATIONAL BANK OF BOSTON,
                         individually and as Agent


                         By:
                            Elizabeth C. Everett, Director


                         ABN AMRO BANK N.V., individually and
                         as Documentation Agent

                         By:
                            Carol A. Levine, Senior Vice
                         President


                         By:
                            Charles J. Wahle, Vice President

                         THE DAI-ICHI KANGYO
                         BANK, LTD.


                         By:
                            Thomas M. Fennessey
                            Assistant Vice President


                         THE SUMITOMO BANK, LIMITED


                         By:
                            John C. Kissinger, Joint General
                         Manager


                         THE SAKURA BANK, LIMITED
                         NEW YORK BRANCH


                         By:
                            Yasumasa Kikuchi, Senior Vice
                         President


                         THE CHASE MANHATTAN BANK


                         By:
                            David M. Nackley, Vice President


                         BANK OF TOKYO-MITSUBISHI TRUST
                         COMPANY


                         By:
                            Patrick D. Bonebrake, Assistant
                         Vice President


                         CREDIT LYONNAIS NEW YORK BRANCH


                         By:
                            Alain Papiasse, Executive Vice
                         President


                         THE BANK OF NOVA SCOTIA


                         By:
                            Terry M. Pitcher, Vice President


                         By:
                            Michael R. Bradley
                            Senior Relationship Manager


                         FLEET NATIONAL BANK


                         By:
                            Lisa S. Coney, Senior Vice
                         President


                         MELLON BANK, N.A.


                         By:
                            Rita C. Long, Vice President


                         STATE STREET BANK AND TRUST COMPANY


                         By:
                            Monica M. Sheehan, Vice President


                         CITIZENS BANK OF MASSACHUSETTS


                         By:
                            Bruce A. Bernier, Vice President


                         MORGAN GUARANTY TRUST COMPANY OF NEW
                         YORK


                         By:
                            Diana H. Imhof, Vice President


                         THE SANWA BANK, LIMITED


                         By:
                            Yutaka Higashino, Senior Vice
                         President


                         YASUDA TRUST & BANKING CO.


                         By:
                            Rohn Laudenschlager, Senior Vice
                         President
                         CREDITO ITALIANO SPA


                         By:
                            Harmon P. Butler, First Vice
                         President


                         By:
                            Saiyed A. Abbas, Assistant Vice
                         President